Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

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☐	Soliciting Material Pursuant to Section 24 0.14a-12

RLI CORP.
...................................................................................................................................................................................

(Name of Registrant as Specified In Its Charter)

...................................................................................................................................................................................

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RLI CORP. NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT. RLI© DIFFERENT WORKS

9025 N. LINDBERGH DRIVE • PEORIA, IL 61615
PHONE: 309-692-1000 • FAX: 309-692-1068 WWW.RLICORP.COM

RLI Corp.

9025 N. Lindbergh Drive

Peoria, Illinois 61615

March 25, 2021

Dear Fellow Shareholders:

Please consider this letter your personal invitation to attend the 2021 RLI Corp. Annual Shareholders Meeting, which will be conducted via live audio webcast on May 6, 2021, at 2:00 p.m. CDT. In light of public health concerns regarding the coronavirus outbreak and in order to provide expanded access, improved communication and cost savings for our shareholders and our Company, this year’s Annual Meeting will be a completely “virtual” meeting of shareholders. You will be able to attend the virtual Annual Meeting, vote your shares and submit questions during the meeting via the live webcast by visiting www.virtualshareholdermeeting.com/rli2021. To participate, you will need the 16-digit control number included in your proxy materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 1:45 p.m. CDT. Please note that there will be no in-person meeting for you to attend.

Business scheduled to be considered at the meeting includes the election of Directors, an advisory vote on our executive compensation, and ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the current year. In addition, we will review significant events of 2020 and their impact on you and the Company.

Again, this year we are furnishing our proxy materials via the Internet. Shareholders will receive a mailed notice card with instructions on how to view our proxy materials over the Internet and other information.

Thank you for your interest in RLI as well as your confidence in, and support of, our future.

Sincerely,

Jonathan E. Michael

Chairman & Chief Executive Officer

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

Notice of Annual Meeting of Shareholders

May 6, 2021

To the Shareholders of RLI Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RLI Corp. (“Company”) will be conducted via live audio webcast on Thursday, May 6, 2021, at 2:00 p.m. Central Daylight Time at www.virtualshareholdermeeting.com/rli2021 for the following purpose:

1.	to elect as Directors the twelve (12) nominees named in the attached proxy statement for a one-year term expiring at the 2022 Annual Meeting of Shareholders;
2.	to hold an advisory vote to approve executive compensation (the “Say-on-Pay” vote);
3.	to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the current year; and
4.	to transact such other business as may properly be brought before the meeting.

Only holders of Common Stock of the Company of record at the close of business on March 8, 2021, are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Jeffrey D. Fick
Sr. Vice President, Chief Legal Officer & Corporate Secretary

Peoria, Illinois

March 25, 2021

It is important, regardless of the number of shares you hold, that you attend the Annual Meeting via the live webcast or be represented by proxy. Even if you expect to attend via the live webcast, we encourage you to promptly submit your proxy by any method described below to ensure your vote is counted:

•	By Internet: submit your proxy over the Internet in accordance with the instructions provided on your proxy card or Notice of Internet Availability of Proxy Materials;
•	By Phone: submit your proxy by telephone, toll-free, in accordance with the instructions provided on your proxy card, or
•	By Mail: if you received your proxy card by mail, complete the proxy card and sign, date and return it as promptly as possible.

You have the right to revoke your proxy at any time prior to the Annual Meeting by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by submitting another proxy card with a later date or voting by telephone or over the Internet at a later date. If you attend the Annual Meeting via live webcast, you may change your vote by voting online while the meeting is in progress by visiting www.virtualshareholdermeeting.com/rli2021. You will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.

RLI Corp. 2021 Proxy Statement    |    1

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Proxy Summary

This Proxy Statement Summary (“Summary”) highlights information contained in this Proxy Statement, the Annual Report on Form 10-K, or on our website at www.rlicorp.com. This Summary does not contain all the information you should consider, so please read the entire Proxy Statement carefully before voting. For more information regarding our 2020 performance, please review the Annual Report on Form 10-K for the year ended December 31, 2020, a copy of which is available at the Investors section of our website at www.rlicorp.com.

MATTERS TO BE VOTED ON:

The following is a summary of the proposals to be voted on at the Annual Meeting and the Board’s voting recommendations with respect to each proposal:

	Board
	Recommendation	Page
PROPOSAL 1: Election of Directors	FOR	14
PROPOSAL 2: Non-Binding, Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	FOR	32
PROPOSAL 3: Ratification of the Selection of Independent Registered Public Accounting Firm	FOR	57

CORPORATE GOVERNANCE HIGHLIGHTS:

•	Annual election of Directors
•	10 of our 12 Director nominees are Independent
•	Five new Independent Directors in the last five years
•	Comprehensive Code of Conduct that applies to all employees and Directors
•	Executive sessions of Independent Directors conducted at regularly scheduled board meetings
•	Independent Lead Director position empowered with broad responsibilities and significant governance duties
•	Oversight of executive succession planning by the Human Capital and Compensation Committee of the Board
•	Directors elected by majority vote
•	Regular Board, Committee, and Director Evaluations
•	Ethics and corporate compliance program and anonymous whistleblower hotline
•	Stock ownership guidelines for Directors and Officers

RLI Corp. 2021 Proxy Statement    |    3

BOARD COMPOSITION & EXPERIENCE

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COMPANY HIGHLIGHTS
OUR HISTORY:
RLI is a specialty insurance company with more than 50 years of experience serving diverse niche, property, casualty, and surety markets.

OUR PRODUCTS:
Product diversification has fueled our growth & financial success.

*Based on 2020 net written premium

RLI Corp. 2021 Proxy Statement    |    5

OUR BUSINESS MODEL:
RLI is a domestic, specialty insurance company that does its own underwriting.
	Underwriting Company		Ownership Culture & Compensation		Diversified Insurance Product Portfolio		Growth by Design
●	We hire experienced, entrepreneurial underwriters	●	Underwriter compensation is tied directly to underwriting profit	●	Our products are run as stand-alone businesses	●	Organic product growth
●	We focus on difficult markets that require unique expertise			●	Diversification reduces corporate risk	●	Talent acquisition & start-ups
●	Strong feedback loop between underwriting and claims	●	91% Institutions & other public investors	●	Products are convenient and tailored to fill a void in the market	●	Acquisitions
		●	9% Insiders & Employee Stock Ownership Plan “(ESOP”)

OUR STRATEGY:
From our niche product offerings to our business model, our culture to our results — we’re different.
We aspire to:
●	Be a premier specialty underwriting company that achieves long-term industry leading combined ratios and book value growth.
●	Remain a destination for talented, entrepreneurial underwriters with ‘narrow & deep’ expertise.
●	Seek out difficult markets while maintaining a highly diverse product portfolio.
●	Emphasize profit maximization and enhance our ability to grow over the long term, with a focus on organic opportunities and acquisitions that preserve the unique culture that has made RLI successful.

LEADERSHIP TRANSITION:

In November 2020, the Company announced its plan for Craig W. Kliethermes, RLI Insurance Company President & Chief Operating Officer, to succeed Jonathan E. Michael as Chief Executive Officer, effective January 1, 2022. Mr. Michael announced that he will retire as CEO, effective December 31, 2021, a position he has held since 2001. He has served as Chairman of the Board since 2011 and will remain in that capacity after stepping down as CEO. Mr. Kliethermes, who was promoted to RLI Insurance Company President & COO in 2016, assumed the role of RLI Corp. President & COO and was appointed to the Board of Directors, effective January 1, 2021. This represents the successful culmination of our Board’s multiyear succession plan to select the next CEO for the Company.

COVID-19 pandemic response:

In March 2020, the Company implemented a work from home policy for all employees who were able to complete their jobs remotely. As an essential business in Illinois, our corporate headquarters remained open for select business processes that could not be completed remotely and employees who voluntarily chose to work on site were allowed to do so at Company office locations when permitted by local law. In cases where employees worked on site, safety protocols were put in place to protect employees’ health and safety.

The Company maintained its normal compensation cycle in 2020, except that: (1) base salaries were frozen for Company executives at the level of vice president and above as described on page 40; and (2) long-term incentive awards normally granted each year in May were granted in August due to uncertainty of the impact of the COVID-19 pandemic and economic shutdowns, as further described on page 44. The Company made no changes to annual incentive goals for 2020 for any executive or any other employee in the Company as a result of the COVID-19 pandemic and related economic shutdowns.

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2020 FINANCIAL PERFORMANCE

FINANCIAL RESULTS:

As a result of the efforts of our associates’, we achieved outstanding financial results in 2020. These results included posting a 92.0 combined ratio*, which marked our 25th consecutive year of underwriting profit; delivering return on equity of 15.1 percent, a testament to our sustained profitability; growing book value per share by 22 percent during the year, inclusive of dividends; and continuing to reward shareholders through regular dividends and a $1.00 per share special dividend, by returning more than $1.1 billion in dividends and share repurchases to shareholders over the last 10 years.

Gross Premiums Written (in millions) $1,136 Compared to $1,065 million in the previous year	Comprehensive Earnings (in millions) $213.3 Compared to $258.7 million in the previous year
Combined Ratio (non-GAAP) * 92.0 25th consecutive year below 100	Net Cash Flow from Operations (in millions) $263.3 Compared to $276.9 million in the previous year
Regular Dividend / Special Dividend $0.95 / $1.00 45 years of paying and increasing regular dividends	Book Value per Share $25.16 22% increase from year-end 2019, inclusive of dividends

FINANCIAL STRENGTH:

AM Best A+ (Superior)	Standard & Poor’s A+ (Strong)

Moody’s A2	Ward’s 50® Top P&C Performer 30 Consecutive Years One of two companies named every year since inception

* For more information regarding the Combined Ratio, please refer to the information under the header “GAAP, NON-GAAP AND PERFORMANCE MEASURES” in Part II, Item 7, of Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2020 filed with the SEC on February 19, 2021.

RLI Corp. 2021 Proxy Statement    |    7

SUSTAINABLE BUSINESS PRACTICES

The Company is a specialty underwriting company and our financial performance emanates from our entrepreneurial and ownership culture. We believe that in order to continue to deliver our financial results, we must also remain a sustainable organization. We are committed to integrating sound Environmental, Social and Governance (“ESG”) principles into our business as part of our responsibility to our customers, shareholders, associates and the communities in which we operate.

Ethical Business Conduct:

Our Code of Conduct, which applies to all employees and Directors, provides guidance on ethical business behavior to support our strong reputation as a leading specialty property and casualty insurance company. Annually, employees and Directors are asked to read, understand, agree to comply with the Code, and confirm they have complied with the Code in the last year. No waiver of the Code has been made for any executive or Director. We also maintain a Third-Party Code of Conduct for our suppliers, vendors, consultants, and business partners to communicate ethical business standards under which Third Parties are expected to operate when providing goods and services to the Company.

Diversity and Inclusion:

The Company strives to perpetuate our ownership culture by cultivating an exceptional workforce to deliver excellent customer service and continue to achieve superior business results. Our goal is to attract, develop and retain the best employee talent from diverse backgrounds while promoting an environment where different viewpoints are valued and individuals feel respected, are treated fairly, and have an opportunity to excel in their chosen careers.

The Company also has a goal of establishing diversity among members of its Board of Directors reflecting, but not limited to, profession, background, experience, geography, skills, ethnicity, and gender. The Nominating/Corporate Governance Committee of the Board is committed to actively seeking highly qualified women and minority candidates, and will include such candidates in each director search it undertakes, including those by third-party search firms.

Environmental Stewardship:

In February 2020, the Company’s 1.8-megawatt solar field on its Corporate headquarters campus in Peoria, Illinois became operational. Located on six and a half acres, the 4,752-panel solar field, representing an investment of $5 million, is capable of producing annual electrical power equal to or exceeding the Company’s annual electrical needs for all office buildings in Peoria, which houses over 40 percent of its total workforce.

Investments:

The United Nations Principles for Responsible Investment (“UN PRI”) requires signatories commit to the following: 1) incorporate ESG issues into investment analysis and decision-making processes; 2) be active owners and incorporate ESG issues into ownership policies and practices; 3) seek appropriate disclosures on ESG issues by the entitles they invest; 4) promote acceptance and implementation of the UN PRI principles within the investment industry; 5) work with others to enhance effectiveness in implementing the UN PRI principles; and 6) report on activities and progress toward implementing the UN PRI principles. Our entire externally managed fixed income portfolio is currently managed by UN PRI signatories and both managers received an 'A+' score from the UN PRI for their approach to ESG Strategy and Governance. Approximately 72 percent of our equity portfolio is currently managed by UN PRI signatory firms.

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RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

PROXY STATEMENT

Annual Meeting of Shareholders to be held May 6, 2021

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of RLI Corp., a Delaware corporation (“Company”), in connection with the solicitation by the Board of Directors of the Company (“Board” or “Board of Directors”) of proxies to be used at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at 2:00 p.m. Central Daylight Time on Thursday, May 6, 2021 which will be conducted via live webcast at www.virtualshareholdermeeting.com/rli2021 and at any adjournments or postponements of the Annual Meeting.

This year, we are pleased to again be taking advantage of a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) instead of a paper copy of the proxy materials. The E-Proxy Notice contains instructions that will enable shareholders receiving the E-Proxy Notice to access these materials over the Internet and, if so desired, to request a paper copy of these proxy materials by mail. Shareholders who do not receive the E-Proxy Notice will receive a paper copy of the proxy materials by mail. The Company intends to mail the E-Proxy Notice to shareholders on or about March 25, 2021.

VOTING AND QUORUM

It is necessary that a large number of our voting shares be represented at the Annual Meeting by proxy to achieve a quorum. Pursuant to the Company’s Bylaws, at least a majority in voting power of the stock issued and outstanding and entitled to vote must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares. Even if you expect to attend the virtual Annual Meeting, we encourage you to promptly submit your proxy by any method described below to ensure your vote is counted.

Whether you hold your shares directly as the shareholder of record or through a broker, trustee, or other nominee (“in street name”), you may vote by proxy without attending the virtual Annual Meeting in three different ways:

•

Internet: Shareholders may submit their proxy over the Internet by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy over the Internet.

•

Telephone: Shareholders may submit their proxy by telephone, toll-free, by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy by telephone.

•

Mail: Shareholders who receive a paper copy of a proxy card by mail may submit their proxy by signing, dating, and returning the proxy card as promptly as possible in the envelope enclosed for that purpose.

•

Virtually: Shareholders may vote during the Annual Meeting at www.virtualshareholdermeeting.com/rli2021 by using the 16-digit control number included with these proxy materials provided. However, as explained below, shares held in the Company’s Employee Stock Ownership Plan (“ESOP”) must be voted before 11:59 p.m. on May 3, 2021.

RLI Corp. 2021 Proxy Statement    |    9

If you submit your proxy by telephone or over the Internet, you do not need to also submit a proxy card, although you may do so as one method of changing your vote as described below. The method of voting will not limit a shareholder’s right to attend the Annual Meeting. You may also vote electronically while the Annual Meeting is in progress by visiting www.virtualshareholdermeeting.com/rli2021. You will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. Attending the virtual Annual Meeting will not, in and of itself, revoke a proxy.

Each proxy will be voted in accordance with the shareholder’s specifications. If you return a signed proxy card without providing voting instructions or do not designate a voting preference when using the other methods, your shares will be voted as recommended by the Board of Directors, except that if your shares are held in the Company’s (“ESOP”) and no vote is received for those shares by 11:59 p.m. on May 3, 2021, the Trustee (as defined herein) of the ESOP will vote such shares in proportion to other ESOP votes cast, as further explained in note 1 on page 12. All proxies delivered pursuant to this solicitation are revocable at any time prior to the meeting at the option of the shareholder either by giving written notice to the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or by timely delivery of a properly completed proxy, whether by proxy card or by Internet or telephone vote, bearing a later date, or by voting electronically while the Annual Meeting is in progress by visiting www.virtualshareholdermeeting.com/rli2021. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

VOTES REQUIRED TO APPROVE THE PROPOSALS

The election of Directors (Proposal One) requires the affirmative vote of a majority of the votes cast with respect to each Director to be elected. Shareholders may vote “For,” “Against” or “Abstain” with regard to each nominee. Abstentions are deemed present at the meeting and thus will be counted for quorum purposes but will have no effect on the vote with regard to each nominee.

The “Say-on-Pay” vote (Proposal Two) and the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent accounting firm (Proposal Three) require the affirmative vote of a majority of the votes cast to be approved. Shareholders may vote “For,” “Against” or “Abstain” on these proposals. Abstentions are deemed present at the meeting, and thus will be counted for quorum purposes, but will have no impact on the vote on Proposals Two and Three.

Brokers who hold shares for the accounts of their clients “in street name” may vote such shares either as directed by their clients or at their own discretion if permitted by the New York Stock Exchange (“NYSE”) and other organizations of which they are members. If an executed proxy is returned by a broker on behalf of its client that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but are not considered entitled to vote on any matter for which the broker does not have discretionary authority. These are referred to as “broker non-votes.” Broker non-votes will not have any effect on the voting results of the proposals being voted upon at the meeting. If your broker holds your shares “in street name” and you do not instruct your broker how to vote, your broker will have discretion authority to vote your shares on “routine” matters, such as Proposal Three, the ratification of the selection of the Company’s independent public accounting firm, but will not have authority to vote your shares on the other proposals described in this Proxy Statement. Therefore, it is important that you provide your broker with voting instructions on all proposals. If your shares are held by your broker “in street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted. Please complete the form and return it as instructed by the broker or agent.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on March 8, 2021, the record date, shall be entitled to vote at the 2021 Annual Meeting. As of the record date, the Company had 45,165,580 shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2021 Annual Meeting.

ATTENDING THE VIRTUAL ANNUAL MEETING

In light of ongoing public health concerns regarding large gatherings and the coronavirus outbreak, and in order to provide expanded access, improved communication and cost savings for our shareholders and our Company, this year’s Annual Meeting will be a completely “virtual” meeting of shareholders, which will be conducted via live audio webcast. We believe that hosting a virtual meeting will enable more of our shareholders to attend and participate in the meeting since our shareholders can

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participate from any location around the world with Internet access. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/rli2021. Such questions must be confined to matters properly before the Annual Meeting and of general Company concern. You will also be able to vote your shares electronically at the Annual Meeting. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, trustee or other nominee, or other similar evidence of ownership. If your shares are held in the ESOP, you will not be able to vote your shares at the virtual Annual Meeting.

The meeting will begin promptly at 2:00 p.m. Central Daylight Time. We encourage you to access the meeting prior to the start time. Online access will open at 1:45 p.m. Central Daylight Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page at www.virtualshareholdermeeting.com/rli2021.

A replay of the Annual Meeting will be posted as soon as practical at www.virtualshareholdermeeting.com/rli2021 along with answers to shareholder questions pertinent to meeting matters that are received before and during the Annual Meeting that cannot be answered during the Annual Meeting due to time constraints.

PROXY SOLICITATION

The Company will bear the cost of proxy solicitation. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by Directors, officers, or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the SEC and the NYSE, the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries, and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s Common Stock and obtaining their proxies or voting instructions.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT TO SHAREHOLDERS

This Notice of 2021 Annual Meeting and Proxy Statement and the Company’s 2020 Annual Report to Shareholders are available on the Company’s website at www.rlicorp.com and at http://materials.proxyvote.com/749607.

.

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SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

The following table includes persons or entities known to the Company who beneficially own more than 5 percent of the Company’s Common Stock as of December 31, 2020:

Name and Address	Number of Shares	Percent of Outstanding
of Beneficial Owner	Beneficially Owned	Common Stock
State Street Corporation (1)	4,610,125	10.23%
State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111

BlackRock, Inc. (2)	4,569,094	10.1%
55 East 52nd Street
New York, New York 10055

The Vanguard Group, Inc. (3)	4,285,578	9.51%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

Kayne Anderson Rudnick Investment Management LLC (4)	3,015,156	6.69%
1800 Avenue of the Stars
2nd Floor
Los Angeles, CA 90067

(1)

The information shown is based solely on a Schedule 13G dated February 12, 2021, filed with the SEC by State Street Corporation (“State Street”). According to the Schedule 13G, as of December 31, 2020, State Street Global Advisors Trust Company (“Trustee”), a subsidiary of State Street, in its capacity as trustee of the Employee Stock Ownership Plan (“ESOP”), held 3,547,007 shares on behalf of participants in such plan. State Street further disclosed no sole voting or sole dispositive power with respect to any shares beneficially held, shared voting with respect to 4,436,648 shares, and shared dispositive power with respect to 4,610,125 shares. Each ESOP participant or beneficiary may direct the Trustee as to the manner in which the shares allocated to each participant under the ESOP are to be voted. With respect to allocated shares for which no votes are received, the Trustee will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received.

(2)

The information shown is based solely on a Schedule 13G dated January 26, 2021, filed with the SEC by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G, as of December 31, 2020, BlackRock is the beneficial owner of 4,569,094 shares, has sole voting power with respect to 4,488,487 shares, sole dispositive power with respect to 4,569,094 shares and no shared voting or shared dispositive power with respect to any shares beneficially held.

(3)

The information shown is based solely on a Schedule 13G dated February 8, 2021, filed with the SEC by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, as of December 31, 2020, Vanguard is the beneficial owner of 4,285,578 shares, and has no sole voting power with respect to any shares held, sole dispositive power with respect to 4,168,623 shares, shared voting power with respect to 85,037 shares and shared dispositive power with respect to 116,955 shares.

(4)

The information shown is based solely on a Schedule 13G dated February 10, 2021, filed with the SEC by Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”). According to the Schedule 13G, as of December 31, 2020, Kayne Anderson is the beneficial owner of 3,015,156 shares, and has sole voting power with respect to 2,250,014 shares, sole dispositive power with respect to 2,250,014 shares, shared voting power with respect to 765,142 shares and shared dispositive power with respect to 765,142 shares.

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DIRECTORS AND OFFICERS

The following is information regarding beneficial ownership of the Company’s Common Stock by each Director and Named Executive Officer (“NEO”) (whose compensation is disclosed in this Proxy Statement), and the Directors and executive officers of the Company as a group, as of March 8, 2021:

Name of Individual or	Number of Shares	Percent of Outstanding
Number of Persons in Group	Beneficially Owned (1)	Common Stock
Kaj Ahlmann (2) (3)	11,154	*
Michael E. Angelina (2) (3)	17,501	*
John T. Baily (2) (3) (4)	79,887	*
Todd W. Bryant (5) (6) (8)	74,572	*
Calvin G. Butler, Jr. (2) (3)	9,090	*
Aaron P. Diefenthaler (5) (6) (7) (8)	63,961	*
David B. Duclos (2) (3)	6,298	*
Susan S. Fleming (2) (3)	4,963	*
Jordan W. Graham (2) (3)	54,101	*
Craig W. Kliethermes (5) (7) (8)	220,108	*
Jennifer L. Klobnak (5) (8)	99,053	*
Jonathan E. Michael (5) (7) (8) (9)	1,272,794	2.8%
Robert P. Restrepo, Jr. (3)	10,975	*
Debbie S. Roberts (2) (3)	4,844	*
Michael J. Stone (3) (10)	238,370	*

Directors and executive officers as a group (17 persons) (5) (6) (7) (8)	2,313,981	5.09%

*Less than 1 percent of Class.

(1)	Unless otherwise noted, each person has sole voting power and sole dispositive power with respect to the shares reported.
(2)

Includes shares held by a bank trustee under an irrevocable trust established by the Company with respect to the RLI Corp. Nonemployee Director Deferred Compensation Plan (“Director Deferred Plan”) for the benefit of the following: Mr. Ahlmann 9,171 shares; Mr. Angelina 6,105 shares; Mr. Baily 43,004 shares; Mr. Butler 8,546 shares, Mr. Duclos 3,775 shares; Dr. Fleming 2,504 shares; Mr. Graham 47,738 shares; and Ms. Roberts 4,300 shares. Each participating Director has no voting or investment power with respect to such shares.

(3)

Includes 536 Restricted Stock Units (“RSUs”) granted to nonemployee Directors on August 21, 2020. Directors can elect to either receive the RSUs as shares of Company stock upon vesting or defer receipt of those shares under the Director Deferred Plan. RSUs have dividend rights that accrue as additional RSUs payable upon vesting or distribution from the Director Deferred Plan. The RSUs will vest, under the terms of the Award, on the date of the Company’s 2021 Annual Meeting. Inclusive of dividends, 544 shares will vest on May 6, 2021.

(4)	Includes 6,000 shares held by Mr. Baily’s spouse.
(5)

Includes shares allocated to the named persons under the ESOP with respect to which such persons have sole voting power (pursuant to their ability to direct the Trustee to vote their shares) and no investment power. As of March 8, 2021 the following shares were allocated under the ESOP: Mr. Bryant 27,076 shares; Mr. Diefenthaler 3,370 shares; Mr. Kliethermes 12,847 shares; Ms. Klobnak 17,471 shares; and Mr. Michael 259,542 shares.

(6)

Includes RSUs granted to certain executive officers under the LTIP (as described herein) on May 3, 2018. RSUs have dividend rights that accrue as additional RSUs payable upon vesting. The RSUs will vest, under the terms of the Award, three years after granted provided such person remains employed by the Company. Inclusive of dividends, 321 shares will vest on May 3, 2021 for each Messrs. Bryant and Diefenthaler.

(7)

Includes shares allocated to the named persons which shares are held by a bank trustee under an irrevocable trust established by the Company with respect to the RLI Corp. Executive Deferred Compensation Plan (“Deferred Plan”) for the

RLI Corp. 2021 Proxy Statement    |    13

benefit of the following: Mr. Diefenthaler 1,319 shares; Mr. Kliethermes 20,111 shares; and Mr. Michael 56,278 shares. Each participant has no voting or investment power with respect to such shares.
(8)

Includes shares that may be acquired by the named persons within 60 days after March 8, 2021, under the LTIP (as described herein), upon the exercise of outstanding stock options as follows: Mr. Bryant 26,950 shares; Mr. Diefenthaler 38,200 shares; Mr. Kliethermes 84,800 shares; Ms. Klobnak 63,600 shares; and Mr. Michael 54,750 shares.

(9)

Includes 139,449 shares allocated under the Key Employee Excess Benefit Plan (“Key Plan”), over which Mr. Michael has no voting or investment power; and 20,890 shares owned by the Jonathan E. Michael Family Trust, over which Mr. Michael, as Trustee, has sole voting and sole investment power.

(10)	Includes 1,580 shares held by Mr. Stone’s wife, as Custodian — UTMA-FL, as to which Mr. Stone disclaims any beneficial interest.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

At this year’s Annual Meeting, 12 Directors are to be elected, each to hold office for a one-year term expiring at the 2022 Annual Meeting and until such Director’s successor is elected and qualified or until such Director’s earlier death, resignation, or removal. Unless otherwise instructed, the shares represented by a signed proxy card will be voted for the election of each of the 12 nominees named below. The affirmative vote of a majority of the votes cast is required for the election of each Director. Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting. Shares may be voted for, against or abstained from, each nominee. Cumulative voting for the Directors is not permitted under the Company’s Amended and Restated Certificate of Incorporation.

NOMINEES

Dr. Susan S. Fleming, Ms. Debbie S. Roberts and Messrs. Kaj Ahlmann, Michael E. Angelina, John T. Baily, Calvin G. Butler, Jr., David B. Duclos, Jordan W. Graham, Craig W. Kliethermes, Jonathan E. Michael, Robert P. Restrepo, Jr., and Michael J. Stone, each a current Director, are standing for election. Each is nominated to serve for a one-year term expiring at the 2022 Annual Meeting.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies and recommended by the Board, unless the Board should determine to reduce the number of Directors pursuant to the Company’s Bylaws or allow the vacancy to stay open until a replacement is designated by the Board.

The Board of Directors recommends that the shareholders vote “FOR” the election of all 12 nominees listed below.

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Jonathan E. Michael
Age: 67 Director since: 1997 Management Director Committees: ● Board Chairman

BACKGROUND

Mr. Michael has been Chairman of the Board since May 5, 2011 and CEO of the Company since January 1, 2001. He served as President & CEO from January 1, 2001 until December 31, 2020 when he stepped down as President of the Company as part of the planned succession for his role in connection with his retirement as CEO on December 31, 2021. He was elected Chairman of the Board & CEO of the Company’s principal insurance subsidiaries on January 1, 2002. Mr. Michael served as Chief Operating Officer of the Company from 1994 to 2001, and prior to that served for several years as Executive Vice President, responsible for running the Company’s insurance operations. Mr. Michael joined the Company in 1982. Prior to 1982, Mr. Michael was associated with Coopers & Lybrand LLP.

QUALIFICATIONS

Mr. Michael has over 38 years of experience with the Company and has held various managerial and executive officer positions. This significant experience with the Company provides Mr. Michael with a unique perspective into our operations, our people and the strategic vision needed to meet our performance goals. He has a Bachelor’s degree in Business Administration from Ohio Dominican College.

OTHER COMPANY BOARD SERVICE

Mr. Michael serves on the Board of Directors of investment management software maker SS&C Technologies Holdings, Inc.; sunglasses manufacturer Maui Jim, Inc.; and business analytic technology firm TADA Cognitive Solutions, LLC. He is currently a member of the OSF St. Francis Medical Center Community Advisory Board; a member of the Bradley University Board of Trustees; and the Chairman of Easterseals Central Illinois. He is a member and Past Chair of Property Casualty Insurers Association of America (now known as American Property Casualty Insurance Association) Board of Governors.

Kaj Ahlmann
Age: 70 Director since: 2009 Independent Director Committees: ● Audit ● Nominating/Corporate Governance

BACKGROUND

Mr. Ahlmann retired after serving from October 2009 through December 2016 as Global Head, Strategic Services and Chair, Advisory Board of Deutsche Bank after having provided independent services to the Council of Global Insurance Asset Management, Deutsche Asset Management, since 2006. From 2001 to 2003, Mr. Ahlmann was the Chairman and CEO of inreon, a global electronic reinsurance venture created by Munich Re, Swiss Re, Internet Capital Group and Accenture. He was Vice Chairman and Executive Officer of E.W. Blanch Holdings, Inc., a provider of integrated risk management and distribution services, from 1999 to 2001. Prior to that, from 1993 to 1999, he was Chairman, President and CEO of Employers Reinsurance Corporation, a global reinsurance company and served as a Director of the parent organization, GE Capital Services. Mr. Ahlmann, with his family, owns and operates the Six Sigma Ranch & Winery in Lower Lake, California, which produces artisanal wines for retail distribution.

QUALIFICATIONS

Mr. Ahlmann has broad global reinsurance and insurance expertise and executive management experience. He brings over 40 years of experience with various companies related to the reinsurance and insurance industries and asset management. He has a Bachelor’s degree in Mathematics and a Master’s degree in Mathematical Statistics and Probability and Actuarial Science, both from the University of Copenhagen.

OTHER COMPANY BOARD SERVICE

Mr. Ahlmann served on the boards of Erie Indemnity Company, Erie Insurance Group from 2003 to 2008 and SCPIE Holdings, Inc., from 2006 to 2008. Mr. Ahlmann currently serves as Senior Advisor to the insurance sector for Arena Investors, LP; Chairman, The Institutes f/k/a American Institute for CPCU (Chartered Property and Casualty Underwriter); and the Advisory Boards of Six Sigma Academy and Insurance Thought Leadership, Inc.

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Michael E. Angelina
Age: 54 Director since: 2013 Independent Director Committees: ● Chair, Audit ● Strategy

BACKGROUND

Mr. Angelina is an Executive in Residence of the Maguire Academy of Insurance and Risk Management at Saint Joseph’s University since January 2021. Prior to this position he was the Executive Director of the Maguire Academy where he led the Risk Management and Insurance program within the Haub School of Business and coordinates the Maguire Academy activities. From June 2005 to April 2012, Mr. Angelina was the Chief Risk Officer and Chief Actuary for Endurance Specialty Holdings, Ltd., where he was a functional leader of pricing, reserving and risk management and the leader of the Enterprise Risk Management Initiative. From January 2000 to June 2005, Mr. Angelina was the Managing Principal of Tillinghast-Towers Perrin where he led the Philadelphia office and co-led the Tillinghast Asbestos practice.

QUALIFICATIONS

Mr. Angelina has significant insurance industry experience including his extensive risk management background. Mr. Angelina has a Bachelor’s degree in Mathematics from Drexel University.

OTHER COMPANY BOARD SERVICE

Mr. Angelina serves as Chairman of the Board for The Hagerty Group; a Board Member of QBE Equator Reinsurances Limited; and a former member of American Academy of Actuaries Committee on Property & Liability Financial Reporting and former Chair of AAA Casualty Practice Council.

John T. Baily
Age: 77 Director since: 2003 Independent; Lead Director Committees: ● Audit ● Chair, Nominating / Corporate Governance

BACKGROUND

Mr. Baily retired after serving as President of Swiss Re Capital Partners from 1999 through 2002. In this role, he was involved in investments and acquisitions in the insurance industry. He was previously the National Insurance Industry Chairman and Partner of the accounting firm of Coopers & Lybrand LLP (C&L) (now known as PricewaterhouseCoopers LLP) retiring in 1999 after 33 years, 23 years of which he was a partner. He served as Chairman of the C&L insurance practice for 13 years, where he was responsible for all of the firm’s services to the insurance industry (including audit, tax, actuarial, management consulting). He was also a member of C&L’s governing body, the U.S. Board of Partners.

QUALIFICATIONS

Mr. Baily has extensive knowledge in accounting and auditing in the insurance and reinsurance industries and brings to the Board in-depth experience of insurance accounting and insurance auditing. His service on other public company boards allows him to provide the Board with a variety of perspectives on corporate governance issues. He has a Bachelor’s degree in Economics from Albright College and an MBA from the University of Chicago.

OTHER COMPANY BOARD SERVICE

Mr. Baily serves on the boards of Endurance U.S. Holdings Corp., the U.S. holding company for the Sompo International Group, and Golub Capital BDC, Inc. and its affiliates. He previously served on the boards of Endurance Specialty Holdings, Ltd., Erie Indemnity Company, NYMagic, Inc. and CIFG Holdings, Ltd.

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Calvin G. Butler, Jr.
Age: 51 Director since: 2016 Independent Director Committees: ● Audit ● Nominating/Corporate Governance

BACKGROUND

Mr. Butler has been the Sr. Executive Vice President of Exelon Corp. and CEO of Exelon Utilities since December 2019 after being appointed the Interim CEO of Exelon Utilities in October 2019. From March 2014 until December 2019 he was the CEO of Baltimore Gas and Electric Company (BGE), an Exelon Corp. company. In February 2008, Mr. Butler joined Exelon and has held various managerial positions through the current date. The positions included VP, State Legislation & Government Affairs; SVP, External Affairs LCS State Legislation & Government Affairs; SVP, ComEd Corporate Affairs; SVP, Human Resources, Exelon Corp.; SVP, Corporate Affairs; and SVP, Regulatory & External Affairs. From 1999 to January 2008, Mr. Butler held leadership positions with RR Donnelly, including vice president of manufacturing, senior Director of government affairs, and senior vice president of external affairs. Mr. Butler worked from 1994 to 1999 at CILCORP. (Central Illinois Light Company) in its government affairs, legal and strategy departments.

QUALIFICATIONS

Mr. Butler’s extensive executive management experience, together with his regulatory, external affairs, customer service and innovation and technology expertise, allow him to provide valuable perspectives and insights on a variety of topics to the Board. He has a Bachelor’s degree in Public Relations from Bradley University, and received his Law degree from Washington University School of Law in St. Louis.

OTHER COMPANY BOARD SERVICE

Mr. Butler currently serves as a Director of M&T Bank; member, Bradley University Board of Trustees; Director, University of Maryland Medical School Advisory Board; and immediate past board chair of Gridwise Alliance. In addition, Mr. Butler serves on the boards of directors of several civil and charitable organizations in and around the Baltimore area.

David B. Duclos
Age: 63 Director since: 2017 Independent Director Committees: ● Chair, Human Capital and Compensation ● Finance & Investment

BACKGROUND

Mr. Duclos retired as CEO of QBE, North America in July 2016, which he was appointed to in April 2013. He retired December 2012 from XL Group, having served as Chief Executive of XL Insurance from January 2008 through December 2011. Mr. Duclos joined XL in October 2003 and served in several senior level underwriting and field operations roles, including running XL’s global specialty business. From September 1999 through July 2003, Mr. Duclos was the President, Small Business Group of Kemper Insurance Company. Mr. Duclos was employed at Cigna Corporation from July 1979 through July 1999 in various underwriting and managerial positions. The positions included Branch Underwriting, Marketing Manager, Branch Executive, AVP-Field Operations, Region President and Specialty Business Leader. He previously served as a Director of RLI Corp. from August 16, 2012 until February 26, 2013.

QUALIFICATIONS

Mr. Duclos brings 40 years of experience with various companies related to the insurance and reinsurance industries. Mr. Duclos has broad global reinsurance and insurance expertise, and executive management experience. Mr. Duclos has a Bachelor’s degree in Business Administration from Eastern Illinois University and is a graduate of the Advanced Insurance Executive Education Program at the Wharton School of the University of Pennsylvania.

OTHER COMPANY BOARD SERVICE

Mr. Duclos serves as the non-executive Chairman of Lloyd’s Global Network, an advisory Board of Lloyd’s of London; chairs QBE Groups subsidiary board for the Blue Ocean and Equator Re companies, a Director of Maguire Academy of Insurance and Risk Management at Saint Joseph’s University; and member of the board of the American Association of Insurance Services. He is a former Director of QBE Latin American Insurance Holdings Limited, formerly known as QBE Emerging Markets Holdings Limited.

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Susan S. Fleming
Age: 50 Director since: 2018 Independent Director Committees: ● Nominating/Corporate Governance ● Finance & Investment

BACKGROUND

Dr. Fleming is an executive educator, speaker, entrepreneur in residence, and angel investor. From 2009 through 2018, she served as a Senior Lecturer of management and entrepreneurship at the School of Hotel Administration and the Johnson Graduate School of Management of Cornell University. From 2004 through 2009, she pursued a Masters and PhD from Cornell University. From 1998 until December 2003, she was Partner and Principal of Capital Z Financial Services Partners, a private equity fund focused on the financial services industry. From 1994 until December 2003, she served as Vice President, Insurance Partners Advisors, L.P., a private equity fund focused on the insurance and healthcare industries. From 1992 until 1994 she was an analyst with Morgan Stanley & Co.

QUALIFICATIONS

With her years of experience in private equity, investment banking, and education, Dr. Fleming brings expertise in financial services, corporate finance, mergers and acquisitions, and organizational leadership to our Board. Dr. Fleming holds a Bachelor’s Degree in Economics and Asian Studies from the University of Virginia and a Master’s Degree and PhD in Management and Organizations from Cornell University.

OTHER COMPANY BOARD SERVICE

Dr. Fleming currently serves as a Director for Virtus Investment Partners, Inc., and a trustee at The Paleontological Research Institution. She was formerly a Director of Endurance Specialty Holdings, Ltd.; Quanta Capital Holdings, Ltd.; Ceres Group, Inc.; PXRE Group, Ltd.; and Universal American Financial Group, Inc.

Jordan W. Graham
Age: 60 Director since: 2004 Independent Director Committees: ● Human Capital and Compensation ● Chair, Finance & Investment

BACKGROUND

Mr. Graham has been Managing Director with Quotient Partners since May 2011, providing business strategy and merger/acquisition advisory services to financial services, digital media, internet, and information services companies. From 2010 to 2011, he served as President of FICO Consumer Services and Executive Vice President of Credit Scoring and Predictive Analytics at Fair Isaac, Inc., the leading provider of credit, analytics, and decision management technologies. From 2007 to 2010, Mr. Graham was Managing Director and Head of North America Business Development for the Global Transaction Services (GTS) Division of Citigroup responsible for strategic planning, global partnerships, and acquisitions. For the preceding two years, he was retained as a full-time consultant to the CEO of Citigroup GTS and provided strategy and acquisition advisory services. From 1998 to 2004, he was an executive with Cisco Systems, serving as Vice President of the Internet Business Solutions Group, Services Industries Strategy Consulting, leading internet business strategy consulting practices for the financial services, healthcare, energy, and media/entertainment industries globally. Previously, he was Managing Director and Global Head of Cisco’s Financial Services Industry Consulting Practice providing internet business strategy services to CXO level executives in Global 500 insurance, banking, and securities firms. He has also been the CEO of two successful venture capital-backed businesses, a financial services technology company and an internet cloud-based solutions provider.

QUALIFICATIONS

Mr. Graham has strong financial services, strategy, merger/acquisition, and advisory experience as well as deep information technology and digital/internet background. He has over 30 years of experience working both in and providing information technology-based products and services to the financial services industry globally. Mr. Graham has a Bachelor’s degree in Business Entrepreneurship from the University of Southern California.

OTHER COMPANY BOARD SERVICE

Mr. Graham was previously a board Director and member of the Investment Committee for Securitas Capital, a SwissRe and Credit Suisse backed private equity fund investing in insurance and risk related ventures. Mr. Graham currently serves on the board of Yiftee, Inc.

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Craig W. Kliethermes
Age: 56 Director since: 2021 Management Director Committees: ● Finance & Investment ● Strategy

BACKGROUND

Mr. Kliethermes has been the President and Chief Operating Officer of the Company since January 1, 2021. From 2016 until 2020, Mr. Kliethermes was the President and Chief Operating Officer of the Company’s insurance subsidiaries and from 2013 until 2016 he was Executive Vice President, Operations of the Company’s insurance subsidiaries. Mr. Kliethermes joined the Company in 2006. Prior to joining RLI, he served in leadership roles with Lockton Companies, GE Insurance/Employers Reinsurance and John Deere Insurance Company.

QUALIFICATIONS

Mr. Kliethermes has over 35 years of industry experience including nearly 15 years at the Company where, in his current role, he is responsible for the overall direction of the Company’s principal insurance subsidiaries. He has a Bachelor’s degree in Mathematics from Maryville University.

OTHER COMPANY BOARD SERVICE

Mr. Kliethermes serves as a Director of Maui Jim, Inc; a member of the American Property and Casualty Insurance Association Executive Advisory Board; a Director of Maguire Academy of Insurance and Risk Management at Saint Joseph’s University; a member of the Bradley University Foster College of Business National Council of Advisors; a fellow of the Casualty Actuarial Society; a member of the American Academy of Actuaries; and a member of the Chartered Property & Casualty Underwriters Society.

Robert P. Restrepo, Jr.
Age: 70 Director since: 2016 Independent Director Committees: ● Human Capital and Compensation ● Strategy

BACKGROUND

Mr. Restrepo retired in May 2015 as CEO and President of State Auto Insurance Companies and as Chairman in December 2015. Mr. Restrepo joined and was appointed Chairman, CEO and President of State Auto in 2006. From 2005 to 2006, Mr. Restrepo served as Senior Vice President, Insurance Operations of Main Street America Group and was responsible for personal lines, commercial lines, bonds, claims, marketing, information technology and customer service. From 1998 to 2003, Mr. Restrepo was the President and CEO, Property & Casualty of Allmerica Financial. From 1996 to 1998, Mr. Restrepo was the President and CEO, Personal Lines at Travelers Property & Casualty and was responsible for the newly combined personal property and casualty operations of Travelers and Aetna. In 1972, Mr. Restrepo joined Aetna Life & Casualty and held various managerial positions through 1996, including positions in marketing, technology, and field management, and ended as Senior Vice President, Personal Lines.

QUALIFICATIONS

Mr. Restrepo brings over 40 years of experience with various companies related to the insurance industries. He has extensive insurance expertise, executive management, finance, regulatory, and risk management experience. He has a Bachelor’s degree in English from Yale University.

OTHER COMPANY BOARD SERVICE

Mr. Restrepo serves as a Director of Genworth Financial and the Larry H. Miller Group. Mr. Restrepo is a former Director of Majesco; Nuclear Electric Insurance Limited; Big I Reinsurance Company; Property Casualty Insurers Association of America (now known as American Property Casualty Insurance Association); Insurance Information Institute; and The Institutes.

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Debbie S. Roberts
Age: 56 Director since: 2018 Independent Director Committees: ● Human Capital and Compensation ● Strategy

BACKGROUND

Ms. Roberts has been the Executive Vice President and Chief Operations Officer of Panera Bread Co. since September 2020. From 2016 until her retirement in 2018, Ms. Roberts was the President East Zone at McDonald’s Corporation. From 2014 to 2016, Ms. Roberts served as President Northeast Zone at McDonald’s Corporation. In her 28-year career at McDonald’s Corporation, she gained increasingly progressive responsibilities in the areas of accounting, marketing and operations including roles as Sr. Vice President, Restaurant Support Officer-East, President Northeast Zone and President East Zone being responsible for $18.7 billion in sales and 7,000 restaurants.

QUALIFICATIONS

Ms. Roberts brings over 30 years of experience, expertise, and background in accounting matters as well as various executive management experience. Ms. Roberts holds a Bachelor’s degree in Accounting from the University of Illinois.

OTHER COMPANY BOARD SERVICE

Ms. Roberts currently serves as a Director of The American Red Cross and on the Executive Leadership Council. She is a former member of the University of Illinois Champaign Alumni, Women’s Foodservice Forum, and Catalyst Board of Directors.

Michael J. Stone
Age: 72 Director since: 2012 Independent Director Committees: ● Finance & Investment ● Chair, Strategy

BACKGROUND

Mr. Stone is the former President and Chief Operating Officer of the Company’s principal insurance subsidiaries from January 2002 until his retirement in December 2015. Mr. Stone joined the Company in May 1996 and held various executive officer positions. From 1977 to May 1996, Mr. Stone held various managerial and executive officer positions with Travelers Insurance Group.

QUALIFICATIONS

Mr. Stone has nearly 40 years of insurance industry expertise and 19 years at the Company where he was responsible for the overall direction of the Company’s principal insurance subsidiaries. He has a Bachelor’s degree in Political Science from Bellarmine College, and received his Law degree, magna cum laude, from the University of Louisville.

OTHER COMPANY BOARD SERVICE

Mr. Stone serves as a Director of SILAC, Inc. and Kairos Acquisition Corp. He is also a former member of Board of Directors of UnityPoint Health and former member of the Bellarmine University Board of Trustees.

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

The Company is committed to having sound corporate governance principles that are designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

The Company’s published Corporate Governance Guidelines, which are publicly available on the Company’s website under the Investors section at www.rlicorp.com, outline the Directors’ responsibilities, which include attendance at shareholder, Board, and committee meetings. All 11 Directors then in office attended the 2020 Annual Meeting of Shareholders and were available to respond to appropriate questions from shareholders.

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The Company has developed an orientation process for new Directors and encourages new Directors to attend a Director seminar in their first year as a Director. Directors are required to maintain the necessary level of expertise to perform their responsibilities and to help ensure that they remain currently informed on corporate governance, financial and accounting practices, ethical issues for Directors and management, industry related topics, and similar matters. Directors are encouraged to attend annually a forum, conference or conferences that will contribute to their performance on the Company Board and the Company reimburses Directors for the reasonable costs of attending Director education programs.

DIRECTOR INDEPENDENCE

The Board is required to affirmatively determine the independence of each Director and to disclose such determination in the Proxy Statement for each Annual Meeting of Shareholders of the Company. The Board has established guidelines, which are set forth below, to assist it in making this determination, which incorporate all the NYSE independence standards. Only Independent Directors may serve on the Company’s Audit Committee, Human Capital and Compensation Committee, and Nominating/Corporate Governance Committee.

It is the policy of the Board of Directors of the Company that a majority of its members be Independent, which is also a requirement for listing on the NYSE. To be considered independent under the NYSE Listing Standards, the Board must affirmatively determine that a Director or Director nominee (collectively referred to as “Director”) has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and also meets other specific independence tests. The Board examines the independence of each of its members once per year, and again if a member’s outside affiliations change substantially during the year.

The Board has established the following categorical standards, incorporating the NYSE’s independence standards to assist it in determining if a Director is “Independent”:

(a)	A Director will not be “Independent” if:
(i)	the Director is, or has been within the last three years, an employee of RLI, or an immediate family member of the Director is, or has been within the last three years, an executive officer of RLI;
(ii)

the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from RLI, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)

(A) the Director is a current partner or employee of a firm that is RLI’s internal or external auditor; (B) the Director has an immediate family member who is a current partner of such firm; (C) the Director has an immediate family member who is a current employee of such firm and personally works on RLI’s audit; or (D) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on RLI’s audit within that time;

(iv)

the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of RLI’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)

the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues.

(b)	The following commercial and charitable relationships will not be considered to be material relationships that would impair a Director’s independence:
(i)

if a Director, or an immediate family member of the Director, is an executive officer, Director, employee, or holder of an equity interest of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues;

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(ii)

if a Director, or an immediate family member of the Director, is an executive officer, Director, employee, or holder of an equity interest of a company that is indebted to RLI, or to which RLI is indebted, and the total amount of either company’s indebtedness to the other does not exceed the greater of $1 million, or 2 percent of such other company’s total consolidated assets;

(iii)

if a Director, or an immediate family member of the Director, is an executive officer, Director, or employee of a company in which RLI owns an equity interest, and the amount of RLI’s equity interest in such other company does not exceed the greater of $1 million, or 2 percent of such other company’s total shareholders’ equity;

(iv)

if a Director, or an immediate family member of the Director, is a holder of an equity interest of a company of which a class of equity security is registered under the Exchange Act and in which RLI owns an equity interest;

(v)	if a Director, or an immediate family member of the Director, is an executive officer, Director, employee, or holder of an equity interest of a company that owns an equity interest in RLI; and
(vi)

if a Director, or an immediate family member of the Director, serves as an officer, Director or trustee of a tax-exempt organization, and the contributions from RLI to such tax-exempt organization in the last fiscal year do not exceed the greater of $1 million, or 2 percent of such tax-exempt organization’s consolidated gross revenues. (RLI’s automatic matching of employee charitable contributions will not be included in the amount of RLI’s contributions for this purpose.)

(c)

For relationships not covered by the standards in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be “Independent” or not, shall be made by the Directors who satisfy the independence standards set forth in subsections (a) and (b) above. RLI is required to explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

BOARD INDEPENDENCE STATUS

The following table identifies the independence status of our Director nominees and Directors who served on the Board during 2020:

Director	Independent	Management
Kaj Ahlmann	●
Michael E. Angelina	●
John T. Baily	●
Calvin G. Butler, Jr.	●
David B. Duclos	●
Susan S. Fleming	●
Jordan W. Graham	●
Craig W. Kliethermes		●
Jonathan E. Michael		●
Robert P. Restrepo, Jr.	●
Debbie S. Roberts	●
Michael J. Stone*	●

*Mr. Stone retired from employment with the Company effective December 31, 2015. The Company entered into a consulting agreement with Mr. Stone to provide general consulting services through December 31, 2016. Mr. Stone was not deemed an Independent Director for the three years after his consulting agreement with the Company ended. Effective January 1, 2020, the Board deemed Mr. Stone to be an Independent Director pursuant to the NYSE Listing Standards, as adopted by the Company.

The following relationships were reviewed in connection with determining Director independence but were determined to not be material relationships and to not affect such person’s independence under the Board independence standards:

•

Mr. Baily and Dr. Fleming were previously Directors of Endurance Specialty Holdings Ltd. (“Endurance”), affiliates of which include reinsurance companies. Endurance Specialty Holdings, Ltd. was acquired by SOMPO Holdings, Inc. After the acquisition, Dr. Fleming resigned from the Board and Mr. Baily became a Director of Endurance U.S. Holdings Corp., the U.S. holding company for the Sompo International group. From time to time, the Company’s principal insurance subsidiaries enter into reinsurance arrangements with Endurance and its affiliates.

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•

Mr. Baily is a former partner with PricewaterhouseCoopers LLP (“PwC”), and retired from PwC in 1999. Mr. Baily receives a pension payment from PwC. From time to time, the Company engages PwC for special projects and services in actuarial, tax, and other areas.

•

Mr. Angelina is a Director of QBE Equator Reinsurances Limited, a subsidiary of QBE Re. Mr. Duclos is a non-executive Chairman of QBE Groups subsidiary board for Equator Reinsurances Limited and Blue Ocean Limited and a former Director of QBE Emerging Markets and Latin American Insurance Holdings Limited. From time to time, the Company’s principal insurance subsidiaries enter into reinsurance arrangements with QBE Re.

•

Mr. Angelina is Chairman of the Board of The Hagerty Group (“Hagerty”). Hagerty Insurance Agency, a subsidiary of Hagerty, produces insurance business for the Company’s principal insurance subsidiaries.

•	Mr. Restrepo is a former Director of Majesco, which provides billing and collection software services to the Company.

DIRECTOR EVALUATION PROCESS

To ensure that thorough attention is given to individual and collective Directors’ performance and optimizing the composition of our Board, the Board and Committees utilize an annual evaluation process. Each Director completes an evaluation that assesses the performance of the Committees on which he/she serves and the Board as a whole. In addition, Directors are annually asked to complete a self-evaluation on individual performance and members of senior management evaluate the Board. In 2020, Directors were also asked to complete a Director peer evaluation to assess and provide comments on each other Director. The Annual Board Evaluation focuses on board processes, policies, effectiveness, strategy, peer assessments, and individual Director performance. Detailed composites were prepared to obtain perspective on each Director’s individual performance and each Committee’s performance in relationship to its respective Charter, effectiveness, functionality, areas of improvement and overall performance. This process is handled by the Nominating/Corporate Governance Committee.

Further, annually the Chairman of the Board and the Lead Director meet or confer separately with each Director to discuss, among other matters, (1) Director and Board performance; (2) recommendations to improve meetings; (3) Committees’ structure and leadership; (4) the effectiveness of the Lead Director; (5) whether key topics are sufficiently considered by the Board; (6) support from management; (7) succession planning; and (8) compensation.  The Chairman of the Board and Lead Director summarize their discussions with the Nominating/Corporate Governance Committee.

Based on the cumulative results of each Director’s overall performance, the Nominating/Corporate Governance Committee reviews and evaluates the Board candidates and their respective qualifications in detail to determine if it is in the best interest of the Company and its shareholders to nominate each Director to stand for election.

DIRECTOR NOMINATIONS

The Nominating/Corporate Governance Committee of our Board considers Director candidates based upon a number of qualifications. As minimum qualifications, a nominee should have:

•	A reputation for the highest professional and personal ethics and values, fairness, honesty, and good judgment;
•	A significant breadth of experience, knowledge, and abilities to assist the Board in fulfilling its responsibilities;
•	Been in a generally recognized position of leadership in his or her field of endeavor; and
•	A commitment to enhancing shareholder value.

A nominee should not have a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s shareholders and fulfill the responsibilities of a Director.

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The Nominating/Corporate Governance Committee conducts an annual assessment of the composition of the Board and its committees. In its annual assessment and when conducting a director search, the Nominating/Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members with a goal of establishing diversity among directors reflecting, but not limited to, profession, background, experience, geography, skills, ethnicity, and gender. The Nominating/Corporate Governance Committee is committed to actively seeking and will include highly qualified women and minority candidates in each director search it undertakes, including those by third party search firms. Annually, the Nominating/Corporate Governance Committee will review this Policy and assess its effectiveness in bringing forth both diverse and non-diverse Board candidates that meet the qualifications and have the capabilities to provide strategic direction, governance, and oversight to the Company.

The Nominating/Corporate Governance Committee relies upon recommendations from a wide variety of its business contacts, including current executive officers, Directors, community leaders, and shareholders as sources for potential director candidates, and may also utilize third party search firms. The Nominating/Corporate Governance Committee will consider qualified director candidates recommended by shareholders as further set forth under SHAREHOLDER PROPOSALS on page 60, but the Nominating/Corporate Governance Committee has no obligation to recommend such candidates. Assuming the appropriate biographical and background material (including qualifications) is provided for candidates recommended by shareholders, the Nominating/Corporate Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources.

CODE OF CONDUCT

The Company has adopted a Code of Conduct, which is designed to help Directors, officers, and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all Directors, officers, and employees, including specifically the Chief Executive Officer, the Chief Financial Officer, the Controller, the Chief Legal Officer, and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, ethical behavior, conflicts of interest, corporate opportunities, confidentiality of information and compliance with laws and regulations. The Company conducts an annual compliance acknowledgement completed by all Directors, officers, and employees to ensure compliance with the Code of Conduct as well as other Company policies. A copy of our Code of Conduct is available at the Company’s website under the Investors section at www.rlicorp.com. Any amendments to the Code of Conduct or waiver that applies to a Director or executive officer will be posted on our website.

HEDGING AND PLEDGING POLICY

The Company implemented a formal policy in 2015 prohibiting the NEOs from using financial instruments to reduce the risk of holding Company stock (hedging); or from using Company shares for margin trading or collateral purpose. At the time the policy was implemented, none of the NEOs had engaged in hedging, pledging, or margining shares of Company stock.

The Company’s Insider Trading Policy prohibits Directors, executive officers, and other officers of the Company at the level of Vice President or higher from engaging in hedging transactions involving the Company’s securities, including, without limitation, short sales, or put or call options. In addition, it prohibits Directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Officers of the Company at the level of Vice President or higher who are not executive officers may hold in margin accounts or pledge as collateral for loans a limited number of Company securities, subject to certain preclearance procedures.

Other employees of the Company are not prohibited from hedging or pledging Company shares, but may not enter into such a transaction during a Company blackout period established prior to each quarterly earnings release (and which may be established in connection with other transactions or events).

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SHAREHOLDER AND INTERESTED PARTIES COMMUNICATIONS

Any shareholder or other interested party who desires to communicate with the Board’s Lead Director, the Board’s Independent Directors, or any of the other members of the Board of Directors may do so electronically by sending an email to the following address: Lead.Director@rlicorp.com. Alternatively, a shareholder or other interested party may communicate with the Lead Director or any of the other members of the Board by writing to: Lead Director, RLI Corp. 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Communications may be addressed to the Lead Director, an individual Director, a Board Committee, the Independent Directors, or the full Board. Communications received by the Lead Director will then be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications, or services of any kind will not be forwarded to the directors.

COMPANY POLICY ON RELATED PARTY TRANSACTIONS

The Company recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written Related Party Transaction Policy, which shall be followed in connection with all related party transactions involving the Company. The Related Party Transaction Policy generally requires approval by the Nominating/Corporate Governance Committee prior to the original or renewal effective date for all transactions above $10,000 to be entered into between the Company and its Directors, officers, shareholders owning in excess of 5 percent of the Common Stock of the Company, and their family members and affiliates. No related party transactions were approved by the Nominating/Corporate Governance Committee in 2020. The Nominating/Corporate Governance Committee previously approved one related party transaction between the Company and SS&C Technologies Holdings, Inc. (“SS&C”) as described immediately below.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2020, the transactions or series of similar transactions to which the Company was a party in which the amount involved exceeded $10,000 and in which any Director, executive officer, or holder of more than 5 percent of the Common Stock of the Company (or any of their immediate family members) had a direct or indirect material interest, include the Company’s transaction with SS&C Technologies Holdings, Inc. (“SS&C”).

In 2013, the Company entered into a business arrangement with SS&C to provide investment portfolio accounting and data processing services for a five-year term. In June 2018, the Nominating/Corporate Governance Committee approved a renewal contract with SS&C for a five-year term effective October 1, 2018. In 2019, the Nominating/Corporate Governance Committee approved an addendum to the contract with SS&C to provide upgrades and enhancements to the investment portfolio accounting and data processing services. The addendum commenced on July 1, 2019 for a five-year term. The Company’s President & CEO (Mr. Michael) is a member of the Board of Directors of SS&C. The Chairman and CEO of SS&C is the brother of Mr. Stone, a Director, and former Chief Operating Officer of the Company’s principal insurance subsidiaries. The Company paid SS&C $437,448 in 2020. This transaction falls within the purview of the Related Party Transaction Policy described in the previous paragraphs and was subject to review and approval by the Nominating/Corporate Governance Committee pursuant to that Policy. In addition, our external portfolio managers may at times invest in securities issued by SS&C.  Such securities are purchased in ordinary course, arms-length transactions and the Company is not directly involved in the investment decision.

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BOARD’S ROLE IN RISK OVERSIGHT

The Board’s risk oversight is accomplished both at the full Board level and through its committee structure. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts.

The Company’s Strategy Committee has responsibility for overall oversight of the Company’s enterprise risk management (“ERM”) program. The Strategy Committee also has oversight for specific areas of ERM, as do the other Board committees, as specified in their respective charters, which can be found at the Company’s website at www.rlicorp.com, and which are listed below.

Board Committee	Areas of ERM oversight
Strategy	Overall ERM oversight Underwriting Information Technology Growth Insurance markets
Human Capital and Compensation	Talent development Management succession Culture Compensation and benefits
Finance and Investment	Equity Interest Rate Capital
Nominating/Corporate Governance	Environmental, social and governance matters Regulatory and legislative
Audit	Catastrophe Reserving Reinsurance Business Continuity Cybersecurity Third Party Management

Annually, the Strategy Committee ensures that processes are in place to enable Board oversight of each area of ERM by conducting an ERM risk mapping review. For each ERM risk focus area, the mapping review details the primary Board committee responsible for oversight, considers management reports that are provided to Board committees, and the frequency at which such reports are provided. The mapping review also provides a summary description of each risk, mitigating factors, and means by which each risk is monitored by the Company.

In addition to regular reports from management related to areas of overall ERM, an in-depth report is provided quarterly on one area of ERM oversight, and if appropriate, in a joint meeting with the Committee responsible for oversight of the selected topic. In 2020, in-depth discussions on people risk, capital risk, growth risk, and information technology risk were presented to the Strategy Committee as part of overall oversight of ERM. In addition, the Strategy Committee held joint in-depth discussions with other Committees as follows: 1) people risk was discussed with the Strategy and Human Capital and Compensation Committees; and 2) capital risk was discussed with the Strategy and Finance & Investment Committees. The purpose of the in-depth analysis is to further: 1) assess the status of each risk focus area; 2) evaluate each risk focus area for opportunities, challenges, and further risk; and 3) discuss strategies to address the identified opportunities, challenges, and risks. In addition, management, each Board committee, and the Board held several discussions on the COVID-19 pandemic, related economic shutdowns and its impact on the Company. These discussions focused on, among other things, impacts on the Company’s: business operations, employees, customers, investments, and overall enterprise risk management; as well as impacts on the insurance industry, the regulatory environment, and macro and microeconomic conditions.

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CYBERSECURITY RISK MANAGEMENT

The Company maintains numerous guidelines and policies designed to protect the company from cybersecurity risk. The Company’s information security policies, based on controls, objectives, and implementation guidance of the ISO/IEC27002:2013 Information Security Standard and NIST Cyber Security Framework, establishes core requirements for continuous protection of the Company’s information, process, and technologies in response to emerging and changing cyber threats and vulnerabilities. Among other guidelines and policies to safeguard our data and the data of our customers and employees, the Company; 1) annually engages a third-party to perform a series of web application and network penetration tests to assess our incident response capabilities and to discover any vulnerabilities; 2) has a robust security awareness program for employees that includes monthly phishing simulations, periodic informational distributions, and semi-annual mandatory cybersecurity training for all employees; and 3) maintains cyber insurance coverage for cybersecurity events should one occur. The Company has not experienced an information security breach in the last three years.

The Audit Committee oversees cybersecurity risk management by receiving regular quarterly reports from management discussing the Company’s cybersecurity efforts described above highlighting the Company’s:  1) active and planned initiatives; 2) protection and prevention measures; 3) detection and response measures; and 4) emerging and potential future risk topics being monitored. The Audit Committee also meets with the Company’s chief information security officer: 1) at each regularly scheduled quarterly Audit Committee meeting; 2) on a semi-annual basis individually in an Audit Committee executive session; and, 3) on an informal basis from time to time. The Audit Committee provides oversight of the steps management has taken to monitor and control cybersecurity risk by: 1) discussing guidelines and policies that govern the risk; 2) analyzing the extent to which those guidelines and policies would have a material adverse effect on the Company; 3) assessing, with management, the processes used to appropriately identify, evaluate, prioritize, and manage the risk. From time to time, additional reports are provided to the Audit Committee on additional related cybersecurity risk topics as recommended by management, the Audit Committee, or the Board. The Audit Committee Chair provides a summary report of discussions at each quarterly Board meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five standing committees: Audit, Human Capital and Compensation, Finance and Investment, Nominating/Corporate Governance, and Strategy. The Audit, Human Capital and Compensation and Nominating/Corporate Governance Committees are composed solely of Independent Directors in compliance with the Company’s requirements and the NYSE Listing Standards. The Nominating/Corporate Governance Committee annually evaluates both Committee members and Committee Chairs, and rotates members as deemed necessary. At his discretion, the Chairman of the Board may attend any or all Committee meetings. All committees meet at least quarterly and also hold informal discussions from time to time. Charters for each Committee are available on the Company’s website under the Investors section at www.rlicorp.com.

COMMITTEE MEMBERSHIP

Director	Board	Audit	Human Capital and Compensation	Nominating/ Corporate Governance	Finance and Investment	Strategy
Kaj Ahlmann	●	●		●
Michael E. Angelina	●	Chair				●
John T. Baily (Lead Director)	●	●		Chair
Calvin G. Butler, Jr.	●	●		●
David B. Duclos	●		Chair		●
Susan S. Fleming	●			●	●
Jordan W. Graham	●		●		Chair
Craig W. Kliethermes	●				●	●
Jonathan E. Michael	Chair
Robert P. Restrepo, Jr.	●		●			●
Debbie S. Roberts	●		●			●
Michael J. Stone	●				●	Chair
Number of Meetings in 2020	5	9	5	4	4	4

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AUDIT COMMITTEE

The Company’s Audit Committee, composed exclusively of Independent Directors, met nine times in 2020 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results. The Audit Committee also:

•	Monitored the Company’s management of its exposures to risk of financial loss;
•

Reviewed the adequacy of the Company’s internal controls, including the Company’s continued adherence to the Committee of Sponsoring Organizations of the Treadway Commission Internal Control - Integrated Framework (COSO) 2013 update;

•	Reviewed the extent and scope of audit coverage;
•	Reviewed quarterly financial results;
•	Reviewed Company loss reserves;
•	Monitored selected financial reports;
•	Assessed the auditors’ performance; and
•	Selected the Company’s independent registered public accounting firm.

The Audit Committee also meets in executive session, with no members of management present, after its regular meetings, as well as private executive sessions with the independent registered public accounting firm and various members of management. The Chair of the Audit Committee is notified directly by the Company’s anonymous whistleblower complaint hotline provider any time a complaint is made through that system.

The Audit Committee is responsible for approving every engagement of KPMG, LLP, Ernst & Young LLP, Deloitte & Touche LLP, RSM US LLP, and PricewaterhouseCoopers LLP (or their successors) to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before any of the above-mentioned firms are engaged to provide those services. The Chair of the Audit Committee is authorized to pre-approve non-audit services and then reports those services to the full Audit Committee, as described in the Audit Committee Report. The Audit Committee evaluates the effects that the provision of non-audit services may have on such firms’ independence with respect to the current, or potential, audit of our financial statements.

The Audit Committee is also responsible for enterprise risk management in the areas of business continuity risk, catastrophe risk, cybersecurity risk, reinsurance risk, reserving risk, and third-party risk. The Audit Committee receives either quarterly, semi-annual, or annual reports for each risk focus area to ensure the Audit Committee provides appropriate compliance oversight.

The Board of Directors has determined that each of the Audit Committee members qualifies as an “audit committee financial expert” as defined by the SEC.

For 2020, the members of the Audit Committee were Messrs. Angelina (Chair), Ahlmann, Baily, and Butler.

HUMAN CAPITAL AND COMPENSATION COMMITTEE

The Company’s Human Capital and Compensation Committee (“HCCC”), composed exclusively of Independent Directors, met five times in 2020 to evaluate and recommend compensation of the President & CEO and certain key executive officers of the Company, discuss and evaluate the Company’s Market Value Potential Executive Incentive Program (“MVP Program”), select the Company’s compensation peer group, and evaluate the overall effectiveness of the executive compensation programs. The Committee also held numerous informal discussions related to CEO succession. The HCCC reviews and evaluates the corporate goals for the senior leadership team, management development, succession planning, the Company’s annual and long-term incentive programs, and retirement and medical programs. For additional details on the HCCC, see “Compensation Discussion & Analysis – How the HCCC Operates” on page 36.

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The HCCC is responsible for enterprise risk management in the area human capital management and effectiveness, including but not limited to topics such as management succession, talent development, employee benefits, incentive compensation, and culture. The HCCC receives either quarterly, semi-annual, or annual reports for each risk focus area to ensure the HCCC provides appropriate compliance oversight. In addition to the five meetings described above, the HCCC held one joint meeting with the Strategy Committee to discuss talent and culture risks and strategy.

For 2020, members of the HCCC were Messrs. Duclos (Chair), Graham, and Restrepo and Ms. Roberts.

FINANCE AND INVESTMENT COMMITTEE

The Company’s Finance and Investment Committee oversees the Company’s investment and corporate finance transactions, policies, and guidelines, which includes reviewing investment performance, investment risk management exposure and the Company’s capital structure. The Finance and Investment Committee met four times in 2020 to discuss ongoing financial, investment and capital matters. In addition, the Finance and Investment Committee held one joint meeting with the Strategy Committee to discuss capital risk, including excess capital and capital utilization.

The Finance and Investment Committee is also responsible for enterprise risk management in the area of investment risk management, capital and financial management including interest rate risk, credit risk, capital risk, and liquidity risk. The Finance and Investment Committee receives either quarterly, semi-annual, or annual reports for each risk focus area to ensure the Finance and Investment Committee provides appropriate compliance oversight.

For 2020, the members of the Committee were Messrs. Graham (Chair), Duclos, Stone and Dr. Fleming. Effective January 1, 2021, Mr. Kliethermes was appointed to the Committee.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The Company’s Nominating/Corporate Governance Committee, composed exclusively of Independent Directors, met four times in 2020 to guide the Company’s corporate governance program and to monitor and discuss current and emerging corporate governance principles and procedures. The Committee also held numerous informal discussions related to the director evaluation process and CEO succession. The Nominating/Corporate Governance Committee provides oversight of Company enterprise risk management in areas including but not limited to regulatory; legislative; corporate governance, environmental, health and safety, corporate social responsibility, sustainability (collectively “ESG”) and related matters, in coordination with other Board committees as appropriate. The Nominating/Corporate Governance Committee also counsels the Board with respect to Board and Committee organization, compensation, membership, function, and Board and Committee performance assessments, individually and collectively. The Nominating/Corporate Governance Committee identifies and reviews qualified individuals as potential new Director candidates.

For 2020, the members of the Nominating/Corporate Governance Committee were Messrs. Baily (Chair), Ahlmann, Butler and Dr. Fleming.

STRATEGY COMMITTEE

The Company’s Strategy Committee met four times in 2020 to oversee the Company’s strategic plan and its implementation. As described above, the Strategy Committee also held joint meetings with: 1) the Human Capital and Compensation Committee to discuss human capital risk; and 2) the Finance & Investment Committee to discuss capital risk. The Strategy Committee also provides oversight for overall enterprise risk management, risk profile, and risk assessment, including risks from the Company’s underwriting, information technology, insurance market, and business growth.

For 2020, members of the Strategy Committee were Messrs. Stone (Chair), Angelina, Restrepo, and Ms. Roberts. Effective January 1, 2021, Mr. Kliethermes was appointed to the Committee.

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BOARD MEETINGS AND COMPENSATION

MEETINGS

During 2020, five meetings of the Board of Directors were held and all Directors were in attendance. No Director attended fewer than 75 percent of the aggregate number of meetings of the Board and Board committees for the period in which he or she served. In connection with each Board meeting, the Independent Directors also meet in executive session with no members of management present. Effective May 5, 2011, the Lead Director position was established, a position to exist when the Company’s CEO is also the Board Chairman. Pursuant to the Charter for the Lead Director position, the Chairman of the Board’s Nominating/Corporate Governance Committee also serves as Lead Director of the Board. Among other responsibilities, the Lead Director presides at the Board’s executive sessions.

2020 DIRECTOR COMPENSATION

During 2020, the Company’s Independent Directors were compensated in the following table and as described below:

Annual Board Retainer:	$80,000
Restricted Stock Units:	$50,000
Annual Committee Retainer:
Audit	$15,000
All Other Committees	$10,000
Lead Director Retainer:	$10,000
Additional Annual Committee Chair Retainer:
Audit	$20,000
Executive Resources	$20,000
All Other Committees	$10,000

Each nonemployee Director was granted a whole number of Restricted Stock Units (“RSUs”) corresponding with $50,000 in value on August 24, 2020, which will vest on the date of the 2021 Annual Shareholders Meeting. The RLI Corp. 2015 Long-Term Incentive Plan (“LTIP”) provides for a minimum vesting period of one year, but also provides that awards granted to nonemployee Directors shall be deemed to have met the vesting period of one year if they vest on the date of the annual meeting scheduled for the following year, even if such annual meeting occurs earlier than one year after the date of grant.

It is the Company’s practice to grant RSU awards with a one-year vesting period, upon election at the Annual Shareholders’ Meeting in May. However, given the uncertainty of the impact of the COVID-19 pandemic and economic shutdowns would have on the Company, the Nominating/Corporate Governance Committee recommended, and the Board approved, deferring consideration of RSU Award grants for nonemployee Directors until the August Board meeting. In August 2020, the Nominating/Corporate Governance Committee recommended and the Board approved RSU Award grants for nonemployee Directors, in line with management’s recommendation to grant management long-term incentive awards.

Directors can elect to either receive the RSUs as shares of Company stock upon vesting or defer receipt of those shares under the Nonemployee Director Deferred Compensation Plan (the “Director Deferred Plan”). In addition, the RSUs have dividend rights, which accrue as additional RSUs payable upon vesting or distribution from the Director Deferred Plan.

Directors are reimbursed for actual travel and related expenses incurred and are provided a travel accident policy funded by the Company. Directors are also eligible to participate in the Company’s charitable foundation matching gift program pursuant to which the Company will match qualifying charitable contributions of up to $3,000 per calendar year.

Effective January 1, 2021, the Nominating/Corporate Governance Committee recommended and the Board approved an increase in the value of RSU award from $50,000 to $75,000. RSUs will be granted upon election at the 2021 Annual Shareholders Meeting. The Nominating/Corporate Governance Committee also recommended, and the Board approved, an increase from $10,000 to $20,000 of the annual Lead Director retainer. The Nominating/Corporate Governance Committee used market, industry, and peer data to assess the overall competitiveness and reasonableness of the Company’s nonemployee Director compensation program.

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The following table provides the compensation of the Company’s nonemployee Directors earned for the fiscal year ended December 31, 2020.

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned			Incentive Plan	Deferred	All Other
	or Paid in	Stock	Option	Compensation	Compensation	Compensation
Name	Cash ($) (1)	Awards ($) (2)	Awards ($)	($)	Earnings	($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kaj Ahlmann	105,000	49,977					154,977
Michael E. Angelina	125,000	49,977					174,977
John T. Baily	125,000	49,977					174,977
Calvin G. Butler, Jr.	105,000	49,977					154,977
David B. Duclos	120,000	49,977					169,977
Susan S. Fleming	100,000	49,977					149,977
Jordan W. Graham	110,000	49,977					159,977
Jonathan E. Michael (3)							0
Robert P. Restrepo, Jr.	100,000	49,977					149,977
Debbie S. Roberts	100,000	49,977					149,977
Michael J. Stone	110,000	49,977					159,977
(1)

Nonemployee Directors elect the form of their Annual Board Retainer, Annual Committee Retainer, Lead Director Retainer and Annual Committee Chair Retainer, if applicable, which may be received either in cash or deferred, in accordance with the Director Deferred Plan. Amounts shown in column (b) shows total fees earned, whether or not deferred.

(2)

536 RSUs, with a one-year vesting period, were granted on August 24, 2020 after deferment of grant for all long-term incentive awards as further described on page 30. Directors can elect to either receive the RSUs as shares of Company stock upon vesting or defer receipt of those shares under the Director Deferred Plan. In addition, the RSUs have dividend rights that accrue as additional RSUs payable upon vesting or distribution from the Director Deferred Plan. The amount reported in this column were calculated in accordance with FASB ASC Topic 718 based on the Company’s stock price as of the grant date. Please refer to footnote 2 to the beneficial ownership table on page 13 for the number of shares held for each Director in the rabbi trust established with respect to the Director Deferred Plan.

(3)

Mr. Michael, as Chairman of the Board and a management Director, did not receive Director fees. His compensation as President & CEO is disclosed under the Executive Compensation 2020 Summary Compensation Table.

NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN (DIRECTOR DEFERRED PLAN)

Prior to the beginning of each year, a nonemployee Director may elect to defer the compensation otherwise payable or awarded to the Director during the succeeding year pursuant to the Director Deferred Plan. Under the Director Deferred Plan, a Director may elect to direct deferred amounts to a notional investment in one or more of several mutual funds, or Company shares.

If deferred amounts are directed to RLI shares, a Director’s account is credited with RLI stock credits equal to the number of Company shares that could be purchased by the amount of compensation deferred, with any cash dividend similarly converted to additional Company stock credits. The Company transfers to a bank trustee, under an irrevocable trust established by the Company, cash equal to the compensation deferred which is used to purchase an equivalent amount of Company common stock to be held in the trust. The assets held in this trust are subject to the claims by the Company’s creditors. Dividends on these shares are used to purchase additional shares of Company stock. Director Deferred Plan benefits deferred to Company shares are distributed, in the form of Company common stock, while other amounts deferred to other notational investments is distributed in cash, consistent with each Director’s investment election. Directors have the option to choose to receive a scheduled distribution beginning when the Director’s status terminates or while actively serving on the Board.

DIRECTOR SHARE OWNERSHIP

Nonemployee Directors are encouraged to own shares of the Common Stock of the Company having a dollar value of $500,000 to be met within five years of initial appointment to the Board. Shares held directly and amounts notionally invested in Company deferred compensation plans are counted to satisfy the guideline. The Nominating/Corporate Governance Committee monitors

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Directors’ share ownership annually. Shares owned by each Director are reflected in the table on page 13. As of December 31, 2020, all Directors have met their respective goal or are within the five-year transition period.

BOARD LEADERSHIP STRUCTURE

Immediately following the 2020 Annual Shareholders Meeting, Mr. Michael was re-appointed Chairman of the Board in addition to his then current officer positions of President and CEO of the Company. Mr. Michael resigned as President of the Company effective December 31, 2020 and Mr. Kliethermes was appointed to the position of RLI Corp. President & COO and was appointed to the Board of Directors, effective January 1, 2021. This announcement was the successful culmination of the Board’s multiyear succession plan to select the best future CEO of the Company. Mr. Michael is expected to remain Chairman of the Board after his retirement as CEO of the Company on December 31, 2021.

The Company does not have a formal policy regarding separation of the offices of Chairman of the Board and chief executive officer. The Board believes that the decision whether to combine or separate such positions depends upon the Company’s particular circumstances at a given point in time.

The Board believes that a joint Board Chairman and chief executive officer position is advisable and in the best interests of the Company and its shareholders given our current Board and Lead Director configuration. This structure promotes unified leadership, continuity, and direction for the Company. This combined position also provides a clear focus for management to execute the Company’s strategy and business plan, while fostering clear accountability and decision-making in such roles. The Board believes the designation of an empowered “Lead Director” provides a counterbalancing governance structure and enables an appropriate balance between strategic execution and independent oversight of management.

The Lead Director (an Independent Director) is the Chairperson of the Board’s Nominating/Corporate Governance Committee and is elected/confirmed by the Board’s Independent Directors. The Lead Director (a) presides over executive sessions of the Independent Directors, (b) serves as a liaison between the Chairman and the Independent Directors, (c) assists in setting Board meeting agendas and schedules, (d) assists in determining information sent to Directors for meetings, (e) may call meetings of the Independent Directors, (f) may consult with major shareholders if requested by the Chairman of the Board, and (g) consults with the Chairman/CEO regarding results of annual performance reviews of the Board Committees and Board members, all as set forth in the Charter for the Lead Director position.

Several factors promote a strong and Independent Board at our Company. Currently all Directors, except for Messrs. Michael and Kliethermes, are Independent as defined in the applicable NYSE listing standards (as adopted by the Company). In addition, our Independent Directors meet quarterly in executive session without management present. Consequently, with our Lead Director position, we believe our Board continues to be strong and independent and provides appropriate counterbalance to a combined Chairman/CEO position.

PROPOSAL TWO: NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC regulations require that we seek an advisory (non-binding) vote from our shareholders to approve the compensation of our Named Executive Officers (“NEOs”) as disclosed in the Compensation Discussion & Analysis (“CD&A”), compensation tables and related disclosures in this Proxy Statement.

As discussed in our CD&A starting on page 34, our executive compensation programs have been designed to provide a competitive total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.

The Human Capital and Compensation Committee of our Board (“HCCC”) developed an overall compensation philosophy that is built on a foundation of the following principles:

•	The focus is on the linkage between long-term shareholder value creation and executive pay;

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•	Incentives for executives directly involved in underwriting are based on underwriting profit measured over a period of years consistent with the income and risk to the Company;
•	Compensation should reflect both the Company’s and individual’s performance;
•	A meaningful element of equity-based compensation and significant executive equity holdings are important to ensure alignment of management and shareholder interests;
•	The Company’s overall executive pay levels must be competitive in the marketplace for executive talent to enable the Company to attract, motivate and retain the best talent; and
•	Appropriate safeguards must be in place to ensure annual incentives are aligned with long-term risk and value creation to protect against unnecessary and excessive risk to the Company.

We are asking you to indicate your support for our executive compensation programs as described in this Proxy Statement. This proposal gives you the opportunity to express your views on our 2020 executive compensation policies and procedures for NEOs. This non-binding vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and procedures described in this Proxy Statement. Accordingly, we ask the shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, compensation tables and any related material disclosed in the Company’s Proxy Statement is hereby APPROVED.

Your vote is advisory, and therefore not binding on the HCCC or the Board. However, we value your opinions and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns. The HCCC will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that the shareholders vote “FOR” the proposal to approve the compensation of the Company’s NEOs as described in this Proxy Statement.

EXECUTIVE MANAGEMENT

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Information regarding our executive officers is provided below as of January 1, 2021:

Name	Age	Position with Company	Executive Officer Since
Jonathan E. Michael (1)	67	Chief Executive Officer	1985
Craig W. Kliethermes (2)	56	President & Chief Operating Officer of the Company & its principal insurance subsidiaries	2007
Todd W. Bryant (3)	52	Vice President, Chief Financial Officer	2009
Jennifer L. Klobnak (4)	49	Sr. Vice President, Operations of the Company’s principal insurance subsidiaries	2016
Aaron P. Diefenthaler	47	Vice President, Chief Investment Officer, Treasurer	2012
Jeffrey D. Fick (5)	60	Sr. Vice President, Chief Legal Officer & Corporate Secretary	2016
Seth A. Davis (6)	49	Vice President and Controller	2019

(1)

Mr. Michael resigned as President of RLI Corp. effective December 31, 2020 as part of a succession plan approved by the Board of Directors. Mr. Michael remains Chief Executive Officer, a position held since 2001.

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(2)

Mr. Kliethermes was promoted to President & Chief Operating Officer of the Company effective January 1, 2021. Prior to his promotion, Mr. Kliethermes was President & Chief Operating Officer of the Company’s principal insurance subsidiaries since 2016.

(3)	Mr. Bryant was promoted to Vice President, Chief Financial Officer effective July 1, 2019. Prior to his promotion, Mr. Bryant was Vice President, Finance, and Controller since 2009.
(4)

Ms. Klobnak was promoted to Sr. Vice President, Operations of the Company’s principal insurance subsidiaries in January 2016. Prior to her promotion, Ms. Klobnak had been Senior Vice President, Risk Services from May 2014 through December 2015 and Vice President, Risk Services from July 2012 through April 2014.

(5)

Mr. Fick was promoted to Sr. Vice President, Chief Legal Officer & Corporate Secretary on January 1, 2020. Prior to his promotion, Mr. Fick had been Sr. Vice President, Chief Legal Officer from October 2016 through December 2019 and Vice President, Human Resources from October 2005 through October 2016.

(6)

Mr. Davis was promoted to Vice President and Controller on July 1, 2019. Prior to his promotion, Mr. Davis was Vice President, Corporate Services from June 2018 through June 2019 and Vice President, Internal Audit from December 2005 through May 2018.

HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT

The Human Capital and Compensation Committee has reviewed and discussed with management of the Company the Compensation Discussion & Analysis section of this Proxy Statement. Based on the Human Capital and Compensation Committee’s review and discussions, it recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in this Proxy Statement and its Annual Report on Form 10-K for the year ended December 31, 2020.

MEMBERS OF THE HUMAN CAPITAL AND COMPENSATION COMMITTEE

David B. Duclos (Chair)

Jordan W. Graham

Robert P. Restrepo, Jr.

Debbie S. Roberts

COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION

The Human Capital and Compensation Committee (“HCCC”) of the Company’s Board of Directors, with the review and approval of the Board of Directors, administers specific compensation programs for senior executive officers and oversees other executive compensation programs and management succession and development processes. The following Compensation Discussion & Analysis (“CD&A”) describes our executive compensation programs and actions with respect to the following Named Executive Officers (“NEOs”):

Jonathan E. Michael, Chief Executive Officer

Craig W. Kliethermes, President & Chief Operating Officer of the Company’s principal insurance subsidiaries and President & Chief Operating Officer of the Company effective January 1, 2021

Todd W. Bryant, Vice President, Chief Financial Officer

Aaron P. Diefenthaler, Vice President, Chief Investment Offer, Treasurer

Jennifer L. Klobnak, Sr. Vice President, Operations of the Company’s principal insurance subsidiaries

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EXECUTIVE SUMMARY

With the exception of Gross Premiums Written, the following financial metrics are used as targets in our incentive plans and actual results are used to calculate annual incentives for our senior executive officers. These financial measures (other than Gross Premiums Written) are non-GAAP and should not be considered substitutes for GAAP measures. We consider them key performance indicators and employ them as well as other factors in determining senior management incentive compensation. The calculation of these non-GAAP metrics can be found in the discussions below with respect to the incentive plans in which those metrics are used:

Our Results in 2020:	2020	2019
Gross Premiums Written:	$1.14 billion	$1.07 billion
Operating Earnings	$117.6 million	$ 116.1 million
(Net Earnings minus Realized Gains and Unrealized Gains (Losses) on Equity Securities Net of Tax)
Combined Ratio	92.0	91.9
(Net Loss and Operating Expense/Net Premiums Earned)
Operating Return on Equity	11.8%	14.4%
(Operating Earnings/Shareholders' Equity)
Market Value Potential (MVP)	$128.1 million	$152.1 million
(After Tax Returns Above Cost of Capital)
Five-Year Growth in Book Value: Rank Among Peer Companies	2/13	2/14

In 2020, the Company continued to grow revenue and post solid underwriting and operating performance. Gross premiums written were $1.14 billion, an increase of 7 percent over 2019. We posted $263.3 million of positive net cash flow from operating activities in 2020, which was used to support insurance operations, expand our investment portfolio, and allow us to return capital to our shareholders in the form of ordinary and special dividends.

The Company achieved a 92.0 combined ratio. Combined ratio is a common industry measure of profitability defined as expenses and losses as a percentage of Net Premiums Earned.  Thus, a combined ratio below 100 signifies an underwriting profit.  We expect the property and casualty insurance industry to post a combined ratio near 100.0 for 2020.  Our result not only beats the industry’s projection but also represents our 25th consecutive year of a combined ratio below 100.

Market Value Potential (“MVP”), which is a measure of our after-tax returns above our cost of capital (explained in more detail on pages 39-40) decreased to $128.1 million from $152.1 million last year, as investment returns in 2019 outpaced returns in 2020. At year-end 2020, we were second among our 12 peers when comparing the five-year growth in book value, the same rank as in 2019.

KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION

•

Performance-based compensation: Total executive compensation is directly linked to Company performance. As in prior years, all executives participate in an incentive plan, through which they are eligible to earn compensation based on achievement of Company financial objectives and personal objectives that are designed to be aligned with shareholder value creation.

•

At risk compensation: A significant portion of annual incentive compensation for our CEO, COO, CFO, Sr. Vice President, Operations, and each executive with oversight responsibility for product group underwriting is paid over time through a bonus bank concept to provide an incentive for sustained shareholder value creation. Amounts credited to the bonus bank are reduced dollar-for-dollar should negative results occur in a future period. As a result, net losses in a future period reduce the amount available in the bonus bank and could result in a negative balance.

•

Compensation based on relative company performance: Each year we conduct a review of executive compensation within an insurance peer group to evaluate whether the Company’s executive compensation remains fair, competitive, and consistent with the Company’s absolute and relative performance. The MVP Program for the CEO; COO; CFO; and Sr. Vice President, Operations includes an adjustment factor (positive and negative) for relative company performance compared to selected Peer Companies.

RLI Corp. 2021 Proxy Statement    |    35

•

Significant executive stock ownership: Our compensation programs encourage our employees to build and maintain an ownership interest in the Company. We have established specific executive stock ownership guidelines and our NEOs as well as our other executive officers, currently maintain significant share ownership in the Company. As reflected on page 13, as of March 8, 2021, executive officers and Directors beneficially held 5.09% percent of Company shares, providing strong alignment with shareholders.

The HCCC believes that the Company’s overall compensation approach provided meaningful incentives for the talented management team at the Company to provide outstanding results for shareholders again this year.

EFFECT OF COVID-19 PANDEMIC ON EXECUTIVE COMPENSATION

The Company did not change it executive compensation practices in 2020, except that: (1) base salaries were frozen for NEOs and other Company executives at the level of vice president or above; and (2) long-term incentive awards historically granted each year in May were instead granted in August given the uncertainty of the impact of the COVID-19 pandemic and related economic shutdowns. The Company made no changes to annual incentive goals for 2020 for NEOs or any other employee in the Company as a result of the COVID-19 pandemic and related economic shutdowns.

HOW THE HCCC OPERATES

HCCC RESPONSIBILITIES

The HCCC operates under a Charter, which can be found on the Company’s website under the Investors section at www.rlicorp.com. The HCCC Charter is reviewed annually by the HCCC and any proposed changes to the Charter are submitted to the Nominating/Corporate Governance Committee for recommendation to the full Board for approval. The HCCC is responsible to the Board for: (1) reviewing and providing advice regarding the Company’s executive compensation; (2) reviewing and providing advice regarding the Company’s management succession and development processes; (3) monitoring compensation actions by management below the executive level; (4) producing an annual report on executive compensation for approval by the Board for inclusion in the Company’s proxy statement; (5) reviewing the Company’s employee benefit plans; and (6) monitoring the Company’s culture and human capital effectiveness.

HCCC MEETINGS

The HCCC held five meetings in 2020. The agenda for each HCCC meeting is established by the Chair of the HCCC in consultation with other HCCC members, and with Mr. Michael and Kathleen M. Kappes, Vice President, Human Resources. HCCC materials are prepared by Mr. Michael and Ms. Kappes with input from members of senior management and are reviewed and approved by the HCCC Chair in advance of distribution to HCCC members. The HCCC meetings are attended by Mr. Michael, Ms. Kappes and from time-to-time, other members of senior management, who are excused from the meeting during the Committee’s executive session.

RESPONSE TO 2020 SAY-ON-PAY VOTE

At the 2020 Annual Shareholder’s Meeting, we held a shareholder advisory vote on the compensation of our named executive officers, referred to as a Say-on-Pay vote, with over 97 percent of shareholder votes cast on that item in favor of our executive compensation programs. We considered this vote to represent strong support by shareholders for our long-standing executive compensation policies and practices. In 2020, therefore, the HCCC continued its general approach to executive compensation, as described above in “KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION,” and did not make any changes to the Company’s executive compensation programs in response to the 2020 Say-on-Pay vote.

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INPUT FROM MANAGEMENT

Mr. Michael plays an important role in the HCCC’s consideration of executive compensation levels and the design of executive compensation plans and programs for other senior executive officers. For these individuals, Mr. Michael recommends the following components of executive compensation to the HCCC for review and recommendation to the Board:

•	annual base salary levels;
•	annual incentive targets and financial and personal goals; and
•	the form and amount of long-term incentives.

Mr. Michael makes such compensation recommendations based on external market data; achievement of respective performance criteria by each executive; and his judgment related to internal pay equity among Company executives, potential for advancement, and contribution to team initiatives. Mr. Michael also relies upon the input of the senior leadership team when making such recommendations. Mr. Michael does not make recommendations with respect to his own compensation.

COMPENSATION CONSULTANT

The HCCC Charter specifically provides that if a compensation consultant is to assist in the evaluation of CEO or senior executive compensation, the HCCC has sole authority to retain and terminate the consulting firm including sole authority to approve the firm’s fees and retention terms. Management also has authority to retain a compensation consultant, but may not retain the same compensation consulting firm retained by the HCCC without approval in advance by the HCCC. The HCCC did not retain a compensation consultant in 2020. Management retained Lockton Financial Advisors, LLC in 2020 to provide advice regarding elements of executive compensation. The Company has assessed the independence of Lockton Financial Advisors, LLC pursuant to the NYSE rules and the Company concluded that Lockton Financial Advisors, LLC’s work did not raise any conflict of interest.

MARKET DATA

For 2020, the HCCC considered normal pay practices when setting executive compensation, using market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation program.

The table below outlines Peer Companies that were used to evaluate 2020 executive compensation. Changes to the Peer Companies in 2020 compared to 2019 reflect the removal of Aspen Insurance Holdings Limited and Navigators Group, Inc. due to their respective acquisitions in 2019, and the addition of United Fire Group, Inc.

Peer Companies for Assessing 2020 Compensation (“Peer Company(ies)”).
Alleghany Corporation Argo Group Intl Holdings, Ltd. Global Indemnity Limited The Hanover Insurance Group, Inc. James River Group Holdings, Ltd. Kinsale Capital Group, Inc.

Old Republic International Corporation

ProAssurance Corporation

Protective Insurance Corporation (formerly Baldwin & Lyons, Inc.)

Selective Insurance Group, Inc.

United Fire Group, Inc.

W.R. Berkley Corporation

The HCCC selected these Peer Companies based on its judgment. Each of the Peer Companies competes within the property and casualty insurance industry and sells a variety of specialty insurance products that serve both commercial entities and individuals that can generally be defined as specialty in nature, or targeted toward niche markets. The Peer Companies have

RLI Corp. 2021 Proxy Statement    |    37

established records of financial performance, and most have been publicly traded for at least five years, facilitating the comparison of the Company’s financial performance to that of the Peer Companies. The HCCC also reviews the market capitalization of the Company compared to the Peer Companies to ensure that the Company is at or near the median market capitalization among those companies. For the Peer Company comparison performed in 2020, the Company’s market capitalization was fifth among thirteen companies within the Peer Companies.

Each year, the HCCC compares the relative ranking among the Company and Peer Companies based on the most recently available public data (2019 data reviewed in 2020) for base salaries and total compensation for the CEO, COO and CFO positions to the relative performance ranking for the following publicly available performance metrics for the prior year: price-to-book ratio; return on equity; combined ratio; and total shareholder return ("TSR") for one, three and five-year time frames to determine the overall competitiveness of the Company’s executive compensation. The Company’s rank among the Peer Companies for 2020, based on 2019 results, is shown in the table below:

Performance Metric	Price/Book	Return on Equity	Combined Ratio	One-Year TSR	Three-Year TSR	Five-Year TSR
RLI Rank	2	1	2	3	5	5

Base salaries and total compensation for other NEOs and executive positions are established by reference to the publicly available survey data, including median base salary levels, for comparable executives in the insurance industry.

OVERVIEW OF RLI EXECUTIVE COMPENSATION

OBJECTIVES

The objective of the Company’s executive compensation program is to provide a competitive total executive compensation program linked to Company performance that will attract, retain, and motivate talented executives critical to the Company’s long-term success.

ELEMENTS OF COMPANY EXECUTIVE COMPENSATION

The Company’s total executive compensation program is comprised of the following components, each of which is described in greater detail below:

1.	Total annual cash compensation consisting of:
(a)	Base salary;
(b)	Annual incentive awards under the MVP Program, which incorporates annual and long-term design features, for the CEO; COO; CFO; and Sr. Vice President, Operations;
(c)	Annual incentive awards under the Management Incentive Program (“MIP”) for other home office executives;
(d)	Annual incentive awards under the Underwriter Profit Program (“UPP”) for executives with oversight responsibility for product group underwriting;
2.

Long-term incentive compensation grants: equity-based awards under the LTIP to all NEOs and other management members; long-term components through at-risk payouts over time under: 1) the MVP Program for the CEO, COO, CFO, and Sr. Vice President, Operations; and 2) the UPP Program for the VP, Chief Investment Officer & Treasurer; and

3.

Limited perquisites. All Company executives are provided with travel accident insurance and are reimbursed for out of pocket costs for an annual health examination not covered by the Company’s health plan. The CEO and COO are permitted to use the Company’s fractionally-owned aircraft for personal use for an hourly rate approved by the Board of Directors, with maximum annual use limited to total charges of 6.5 percent of annual base salary. The Company generally does not provide any income tax gross-ups for our executive compensation. In 2020, Mr. Michael was provided with private security services at his personal residence.

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BALANCE OF SHORT-TERM AND LONG-TERM COMPENSATION

The HCCC works to balance short-term and long-term elements of total compensation, as described in the following sections. The goal is to provide a meaningful level of long-term compensation to align with long-term value creation and mitigate the risk that members of management make decisions or take actions solely to increase short-term compensation while adding excessive risk to the Company. In that regard, the HCCC believes that a greater percentage of total compensation should be in the form of long-term compensation for more senior positions. The Committee also considers the significant ownership of Company stock by Mr. Michael when determining his long-term incentive award.

We consider those salary and annual incentive amounts earned in 2020 and paid in 2020 to be short-term compensation. MVP Program payments in 2020 made from amounts earned in prior years, UPP payments in 2020 for prior underwriting years, and the grant date fair value of stock options awards in 2020, on the other hand, are considered long-term compensation. The following table compares the percentage of total compensation, which is short-term in nature, to the percentage, which is long-term in nature.

	Short-Term as % of Total Compensation	Long-Term as % of Total Compensation
	(Salary and Annual Incentive Earned	(Payment from Bonus Bank for Prior Years and
Name	and Paid in 2020)	Grant Date Fair Value of Stock Options Awarded) (1)(2)
Jonathan E. Michael	53%	47%
Craig W. Kliethermes	53%	47%
Todd W. Bryant (1)	75%	25%
Jennifer L. Klobnak	60%	40%
Aaron P. Diefenthaler (2)	66%	34%
(1)

In 2018 and in prior years, Mr. Bryant participated in the MIP instead of MVP and consequently his long-term percentage is less than the other NEOs since he has less long-term compensation in the form of MVP bonus bank payouts.

(2)

Mr. Diefenthaler does not participate in the MVP Program, but instead participates in the MIP and UPP. The UPP has a long-term payout feature; however, MIP does not have a bonus bank or long-term payout feature and consequently all amounts paid under MIP are deemed short-term.

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM (MVP PROGRAM) — GENERAL

MVP Defined. As discussed in further detail below, the MVP Program provides a mechanism with which the HCCC can correlate incentive compensation to long-term shareholder value creation. The MVP Program uses an economic profit measure called “Market Value Potential” (“MVP”), which measures the after-tax returns earned by the Company above its cost of capital, as a gauge of shareholder value creation. MVP is defined as (1) the Actual Return (the increase in adjusted GAAP book value as defined immediately below), less (2) the Required Return (beginning capital multiplied by the blended cost of capital). If the Company does not earn the Required Return in a given year and MVP is negative, no incentive award is made pursuant to the MVP Program for that year.

For the purposes of the MVP Program, the increase or decrease in GAAP book value is calculated as ending capital less beginning capital. Ending capital is defined as ending GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed income investments, plus outstanding long-term debt instruments at the end of the period; and adjusted for capital transactions during the year. Beginning capital is defined as beginning GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term instruments at the beginning of the period. The Company’s blended cost of capital is defined as the weighted average of the cost of equity capital and the cost of debt capital. The cost of equity capital is the average ten-year U.S. Treasury Note rate, plus a market risk premium of five percent modified by the Company’s ten-year beta versus the S&P 500 index. The Company’s cost of debt capital is the forward market rate on its outstanding long-term debt.

MVP Program Participation. Participation in the MVP Program, percentage incentive awards and the formula to calculate MVP are recommended by the HCCC and approved annually by the Independent Directors of the Board for Mr. Michael and by the entire Board for other participants. In 2020, participation in the MVP Program was limited to Messrs. Michael, Kliethermes, Bryant and Ms. Klobnak. The Board has concluded based on the position responsibilities and ongoing assessment of individual performance against operational and financial goals that the senior executive management team (comprised of the CEO, COO,

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CFO and Sr. Vice President, Operations) is most responsible for the operating and investment decisions and actions that directly impact the creation of long-term shareholder value, and, therefore, should be rewarded with a portion of their incentive compensation being directly and exclusively tied to the creation of MVP.

MVP Components. As discussed in more detail below, there are two components to the MVP Program. The first component, based on strategic objectives, represents annual compensation. The second component, based on financial objectives, is paid out over time out of amounts credited to a bonus bank, which is at risk of forfeiture based on future performance and as such represents long-term compensation. The component based on financial objectives is also adjusted based on a relative comparison of the Company's five-year growth in book value to that of its Peer Companies. The Company’s relative growth in book value, in turn, is calculated by comparing its compound annual growth rate (“CAGR”) in GAAP comprehensive earnings over the applicable five-year period to that of its Peer Companies. CAGR in comprehensive earnings is calculated based on publicly disclosed comprehensive earnings of Peer Companies for the five-year period ending at the third quarter of the fifth year.

MVP Percentage Award. For 2020, each participant in the MVP Program received an MVP incentive award expressed as a percentage of MVP created by the Company in that calendar year. Each year the HCCC confirms that the percentage awards remain appropriate by reviewing historical incentive award payouts, projected future payouts, and resulting total compensation for MVP Program participants, which in turn, is compared to the performance of the Company necessary to achieve such payouts. The HCCC compares the performance of the Company and total compensation of the MVP Program participants with comparable performance metrics and compensation at the Peer Companies. The MVP percentage award, expressed as a percentage of MVP, for each participant for 2020 was as follows, the same as for 2019: 2.5 percent for Mr. Michael, 1.8 percent for Mr. Kliethermes, 1.0 percent for Mr. Bryant, and 1.0 percent for Ms. Klobnak. The HCCC set the percentage incentive awards for 2020 based on the factors described above and based on the range of expected MVP to be created by the Company in 2020 and the projected incentive awards and incentive payouts that would result. For 2021, the respective percentage awards for Mr. Michael and Mr. Kliethermes were changed in recognition of the planned CEO succession to occur in 2022, with Mr. Michael’s award decreasing to 2.2 percent and Mr. Kliethermes increasing to 2.0 percent. For 2021, Ms. Klobnak’s percentage award was increased to 1.15 percent in recognition of increased responsibilities over the Company’s operations.

Individual MVP Award payments during any fiscal year, including payments from amounts credited to a bonus bank in prior years, are capped at $7.5 million under the terms of the RLI Corp. Annual Incentive Compensation Plan. Pursuant to the Annual Incentive Compensation Plan, under which the MVP Program operates, the Board of Directors may exercise discretion to alter MVP Awards based on such objective or subjective criteria it deems appropriate.

ANNUAL COMPENSATION

BASE SALARY

Executive base salaries are targeted to be at the median base salary for comparable positions in the insurance industry, taking into account performance, experience, potential and the level of base salary necessary to attract and retain top executive talent.

In 2020, the HCCC set base salary ranges for the CEO, CFO and COO based on publicly available executive compensation data for 2020 from the Peer Companies described on page 37.

Due to the uncertainty of the impact of the COVID-19 pandemic and related economic shutdowns, when the annual review of base salaries was conducted in May 2020 by the HCCC, Mr. Michael recommended deferring consideration of executive base salary increases until the August 2020 Board meeting. In August 2020, Mr. Michael recommended no base salary increases be given in 2020 to Company management at the level of Vice President and above due to the impact of the COVID-19 pandemic and related economic shutdowns. The HCCC and Board approved Mr. Michael’s recommendations and made no increase in base salary for any NEO in 2020.

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MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — ANNUAL INCENTIVE COMPENSATION COMPONENT

Twenty percent of the preliminary MVP award calculated for each participant is evaluated against annual objectives and an achievement rating of 0 to 100 percent is assigned to that portion of the award. This amount represents the annual compensation component of the MVP Program award (The long-term incentive component of the MVP Program is explained under the section Long-Term Compensation on pages 43-44). For 2020, Messrs. Michael, Kliethermes, and Bryant and Ms. Klobnak shared annual objectives weighted as follows: operational improvements (25 percent); enhancements to customer experience (25 percent); talent development (25 percent); relative annual financial performance for combined ratio (12.5 percent); and growth initiatives (12.5 percent). The financial performance metric, combined ratio, is non-GAAP and should not be considered a substitute for GAAP measures. The calculation of this non-GAAP metric is described on page 35. Under each annual objective category, each NEO had a number of underlying pre-established goals against which the NEO’s performance would be assessed to determine whether the NEOs had achieved the annual objectives. The evaluation of an executive’s performance relative to these objectives is inherently subjective, involving a high degree of judgment by the CEO and the Board. The annual objectives are established as difficult stretch goals, requiring superior effort and execution to achieve 100 percent on all goals. The annual objectives component of an MVP award will only be paid if objectives are achieved and if positive MVP is created for shareholders. If MVP is positive and annual objectives are achieved, the annual objectives component of the award will be paid annually to provide direct linkage of annual incentive compensation for the achievement of those annual goals. However, if MVP is negative for a year, no MVP award will be made for that year with respect to the annual objective’s component.

Mr. Bryant was promoted to Vice President, Chief Financial Officer on July 1, 2019 and began participating in the MVP program at 1.0 percent, the same percentage award as his predecessor. In 2018 and prior years, Mr. Bryant participated in the MIP discussed immediately below. Under the MIP, annual bonuses are paid out in their entirety, compared to annual bonuses under the MVP Program, which are credited to a bonus bank, with 33 percent of the bonus bank paid out annually. As a transition from participation in the MIP to the MVP Program, the HCCC agreed that for 2019 and 2020, Mr. Bryant would be paid the greater of the bonus calculated under the MIP or the MVP Program. Based on 2020 results, the bonus payable to Mr. Bryant was greater under the MVP Program. For 2020, the Committee evaluated annual objectives and a 96 percent overall achievement factor was applied. The following annual incentive compensation component was paid to each participant under the MVP Program:

Calculation of MVP Program Annual Incentive Award

	(A)	(B)	(C = A x B)	(D = C x 20%)	(E = % Achieved)	(F = D x E)
	2020 MVP	Percentage	2020 Preliminary	20% Annual Component	Achievement	2020 Annual
Participant	Created	Award	MVP Award	Based on Strategic Goals	Rating	Incentive Award
J. Michael	$128,129,000	2.5%	$3,203,225	$640,645	96%	$615,019
C. Kliethermes	$128,129,000	1.8%	$2,306,322	$461,264	96%	$442,813
T. Bryant	$128,129,000	1.0%	$1,281,290	$256,258	96%	$246,008
J. Klobnak	$128,129,000	1.0%	$1,281,290	$256,258	96%	$246,008

MANAGEMENT INCENTIVE PROGRAM (MIP)

Participants in the MIP include home office vice presidents, assistant vice presidents and other senior managers. Awards are granted annually and expressed as a percentage of year-end base pay based on targets for three financial goals and annual objectives related to strategic goals. The financial goals are: operating return on equity (“ROE”), combined ratio, and MVP. The annual objectives for 2020 were the same annual objectives for the MVP Program: operational improvements; enhancements to customer experience; talent development; relative annual financial performance for combined ratio; and growth initiatives. Awards are based on actual results for the financial goals, and achievement of annual objectives as discussed above in relation to the MVP Program.

ROE and combined ratio are used as financial goals to provide an incentive to increase annual profitability. ROE is a ratio calculated as our operating earnings divided by our beginning equity adjusted for capital transactions such as share repurchases and special dividends. Operating earnings, in turn, are our net earnings minus realized investment gains or losses and unrealized gains or losses on equity securities, net of tax. Combined ratio is an expense measure and is calculated as the sum of our incurred losses and settlement expenses plus our policy acquisition costs and operating expenses, divided by our net premiums earned. The difference between the combined ratio and 100 reflects the per-dollar rate of underwriting income or loss. MVP is used as a financial goal as a proxy for shareholder value creation and is explained on page 39.

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Actual awards for a year are paid in the first quarter of the following year. The HCCC approves award levels for MIP participants at the vice president level, who are designated as executive officers under Section 16 of the Exchange Act. Mr. Michael approves award levels for other MIP participants.

For 2020, Mr. Michael recommended, and the HCCC approved, a MIP maximum annual incentive opportunity for Mr. Diefenthaler and Mr. Bryant of 90 percent of their respective year-end base salary, 67.5 percent of which was based on the achievement of financial goals of MVP, ROE and combined ratio and 22.5 percent of which was based on the annual objectives.

As discussed above, as a transition for 2020, Mr. Bryant was paid the greater of the bonus calculated under the MVP Program and MIP. Because the bonus calculated under the MVP Program was greater, he was paid a bonus for 2020 under the MVP Program, and no bonus was paid to him under the MIP. Targets levels and corresponding achievement levels for actual results for financial goals are measured according to the following schedules.

MIP Maximum - Diefenthaler and Bryant

	Payout Range
Management Incentive Plan Goals	0% Payout	100% Payout	Bonus Opportunity
STRATEGIC GOALS
Annual Objectives	0% achievement	100% achievement	22.50%
FINANCIAL GOALS
Combined Ratio	100%	85%	22.50%
Operating Return on Equity (ROE)	7%	16%	22.50%
Market Value Potential (MVP)	$0	$100M	22.50%
			MAXIMUM BONUS
			90.00%

In 2020, the following MIP awards were calculated based on the corresponding actual results with respect to financial goals and an aggregate 96% achievement of annual objectives based upon an assessment by senior management of achievement of each annual objective:

2020 MIP Award
Participant	MIP Level %	Actual ROE %	Bonus %	Actual MVP	Bonus %	Actual Combined Ratio	Bonus %	Actual Strategy Scorecard %	Bonus %	Total MIP %	Total MIP Bonus
Todd W. Bryant	90	11.8	12	$128.1M	22.5	92.0	12	96	21.6	68.1	$224,730
Aaron P. Diefenthaler	90	11.8	12	$128.1M	22.5	92.0	12	96	21.6	68.1	$214,515

Underwriter Profit-sharing PROGRAM (UPP) – ANNUAL INCENTIVE COMPENSATION COMPONENT

Executives with oversight responsibility for product group underwriting participate in UPP and are eligible to earn an annual incentive based on a percentage of underwriting profit created by that product for a given underwriting year. In addition to his other duties as VP, Chief Investment Officer & Treasurer, Mr. Diefenthaler has oversight responsibility for underwriting for two products. Under the terms of the UPP, Mr. Diefenthaler is eligible to receive a UPP bonus for each of these products based on 2% of the underwriting profit created over the respective payout periods for those products (six to ten years for one of the products and four to eight years for the other product).

For UPP, underwriting profit is calculated as premiums earned net of reinsurance (“Premium”) minus expenses and actual and estimated losses (collectively “Losses”). Because Losses are determined over a multi-year payout period over which they may develop, only a partial incentive award based on underwriting profit is paid each year until all actual Losses likely to develop have occurred and a final underwriting profit figure can be determined for the applicable underwriting year. If expenses and Losses exceed the Premium, there is an underwriting loss (negative underwriting profit) for a given underwriting year in the payout period. This such negative amount will be deducted from underwriting profit from other years to determine a UPP payout. If in aggregate a negative amount results in a given year for all underwriting years the amount will be deducted from Mr. Diefenthaler’s MIP bonus for that given year. The percentage of the incentive award paid out ranges from 20% to 100%, based on product and year in the payout period, with the cumulative payout percentage increasing for later years in the payout period.

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For UPP payouts, the payout for the same calendar year as the underwriting year is deemed annual incentive compensation, while payouts based on underwriting profit in prior underwriting years are deemed long-term compensation. The following table illustrates the UPP award calculation, determined on an aggregate basis for both products.

UPP Award Calculation
Award Year	(A) Underwriting Profit (Premium less Losses) ($)	(B) Award Percentage (%)	(C = A x B) Total Eligible Award ($)	(D) Payout Percentage (%)	(E) Cumulative Eligible Award ($)	(F) Paid to Date ($)	(G = E - F) UPP Payout by Award Year ($)
2020 Underwriting Year	678,356	2	13,567	38.1	5,171	-	5,171
Prior Underwriting Years	17,217,032	2	344,341	73.7	253,861	131,297	122,564
Total 2020 UPP Award							129,001 (1)
(1)	Under the terms of the UPP Program, $1,266 of interest at the three-year U.S. Government Treasury Note rate (1.62 percent) was accrued on the unpaid profit-sharing balance on December 31, 2020.

LONG-TERM COMPENSATION

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — LONG-TERM INCENTIVE COMPENSATION COMPONENT AND FORFEITURE PROVISION (CLAWBACK)

The MVP Program is described on pages 39-40. Eighty percent of the preliminary MVP award calculated under that program (which will be positive if MVP is positive or negative if MVP is negative) is subject to an assessment of Company performance compared to Peer Companies (the “financial component”). This represents the long-term component of the MVP award. The financial component of a preliminary award will be adjusted in a range from a 20 percent reduction (minimum) to a 25 percent increase (maximum) based on the Company’s long-term performance relative to Peer Companies measured by five-year growth in book value per share. The Company’s relative growth in book value is calculated by comparing its CAGR in GAAP comprehensive earnings over the applicable five-year period to that of its Peer Companies. CAGR in comprehensive earnings is calculated based on publicly disclosed comprehensive earnings of Peer Companies for the five-year period ending at the third quarter of the fifth year. The adjustment to the financial component is made according to the following schedule:

Adjustment of Preliminary Financial Award Based on RLI’s Relative Five-Year Book Value per Share Growth
Relative Performance	Adjustment
90th percentile of peers or greater	125% (maximum)
60th percentile of peers	100% (target)
33rd percentile of peers or less	80% (minimum)
Results between the stated values for relative performance will be interpolated to determine the achievement rating.

As noted above, the Company must perform at the 60th percentile, above the median of long-term performance of Peer Companies, in order for 100 percent of the long-term financial component of an MVP award otherwise earned to be made.

The financial component of an MVP award earned is not immediately paid to participants; rather it is credited (if positive) or charged (if negative) to each participant’s long-term bonus bank. A bonus bank, in turn, may be positive or negative based on prior year results. The bonus bank is paid annually at a rate of 33 percent of a positive bank balance, meaning that it will take more than 10 years to completely pay out an incentive award for a given year deposited into a bonus bank.

Until paid out, all amounts in the MVP Program bonus bank are subject to a risk of forfeiture if future financial performance results in a negative MVP calculation. In other words, negative MVP charged to a bonus bank will reduce a positive balance in that bonus bank, effectively causing a forfeiture of such positive balance. If a bonus bank is negative after the financial component of an MVP award is credited or charged to a bonus bank, no award will be paid from the bank until it is positive as a result of future positive amounts credited to the bank. The forfeiture provision in the MVP Program bonus bank in the event of negative MVP, in effect, operates as a clawback for negative shareholder results by reducing the amount payable from the bonus bank when the Company has negative MVP.

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The Company’s MVP in 2020 was $128.1 million compared to MVP of $152.1 million in 2019. The following table shows the manner in which 2020 annual and long-term MVP award payouts and remaining at-risk bank balances were calculated for Messrs. Michael, Kliethermes, Bryant, and Ms. Klobnak.

2020 MVP Program Incentive Awards and Payouts

Annual Objectives Achieved	96.0%
Peer Company Adjustment Factor	125%
(A)
2020 MVP Achieved (after tax)	$128,129,000

Formula for
2020 MVP Award:	(B)	(C = A x B)	(D = C x 20%)	(E = D x % Achieved)	(F = C x 80%)	(G = F x Peer Factor)
			Annual	Annual		Financial
		Preliminary	Objectives	Objectives	Financial	Award
Participant	MVP %	MVP Award ($)	Component ($)	Award ($)	Component ($)	($)
Jonathan E. Michael	2.5	3,203,225	640,645	615,019	2,562,580	3,203,225
Craig W. Kliethermes	1.8	2,306,322	461,264	442,813	1,845,058	2,306,323
Todd W. Bryant	1.0	1,281,290	256,258	246,008	1,025,032	1,281,290
Jennifer L. Klobnak	1.0	1,281,290	256,258	246,008	1,025,032	1,281,290

Formula for 2020
Payout from MVP Bank:	(H)	(G) (from above)	(I = G + H)	(J = I x 33%)	(K = I - J)
	Beginning Bank	2020 Award	Total Pre-payout	Payout	Remaining
Participant	Balance ($) (1)	Credited to Bank ($)	Balance ($)	of Bank ($)	At-Risk Bank
Jonathan E. Michael	4,975,583	3,203,225	8,178,808	2,699,007	5,479,801
Craig W. Kliethermes	3,124,638	2,306,323	5,430,961	1,792,217	3,638,744
Todd W. Bryant	448,206	1,281,290	1,729,496	570,734	1,158,762
Jennifer L. Klobnak	1,368,522	1,281,290	2,649,812	874,438	1,775,374

Formula for Total
2020 MVP Payout:		(E) (from above)
	(J) (from above)	Payout of 2020	(L = J + E)
	Payout	Annual Objectives	Total 2020
Participant	of Bank ($)	Component ($)	Payout ($)
Jonathan E. Michael	2,699,007	615,019	3,314,026
Craig W. Kliethermes	1,792,217	442,813	2,235,030
Todd W. Bryant	570,734	246,008	816,742
Jennifer L. Klobnak	874,438	246,008	1,120,446

(1)

Under the terms of the MVP Program, interest at the three-year U.S. Government Treasury Note rate (1.62 percent) was accrued on the unpaid bonus bank balance on December 31, 2020. The following interest was accrued to the December 31, 2020 bonus bank balance as follows: Mr. Michael, $79,319; Mr. Kliethermes, $49,812; Mr. Bryant, $7,145; and Ms. Klobnak $21,817.

Underwriter Profit-sharing Program — LONG-TERM INCENTIVE COMPENSATION COMPONENT

As noted on page 42, payouts based on underwriting profit for prior underwriting years are deemed long-term compensation. For Mr. Diefenthaler, UPP payouts of $122,564 in 2020 for prior underwriting years 2016-2019 are deemed long-term incentive compensation.

LONG-TERM INCENTIVE PLAN

The Company has a long-term incentive plan that covers our award of equity/stock-based compensation to participants, the 2015 Long-Term Incentive Plan (“LTIP”). Messrs. Michael, Kliethermes, Bryant, Diefenthaler, and Ms. Klobnak have outstanding stock option awards under the LTIP, described immediately below.

The purpose of our LTIP is to promote the interests of the Company and its shareholders by providing key personnel of the Company with an opportunity to acquire an equity interest in the Company and rewarding them for achieving or exceeding the Company’s performance goals. The grant of equity awards, the value of which is related to the value of the Company’s Common

44    |    RLI Corp. 2021 Proxy Statement

Stock, aligns the interests of the Company’s executive officers with that of the shareholders. The HCCC believes this arrangement develops a strong incentive for Company executives to put forth maximum effort for the continued creation of shareholder value and long-term growth of the Company.

Under the Company’s LTIP, certain employees, officers and Directors of the Company are eligible to receive equity awards in a variety of forms including non-qualified stock options, stock appreciation rights, performance units, restricted stock awards and other equity awards. All executives at the Company are required to own a significant level of Company stock, stated as a multiple of base salary. Equity grants provide a means for executives to meet their ownership requirement. As explained further on page 46, executives are required to hold all net shares from an equity grant until their stock ownership level is met.

The HCCC believes equity awards serve as incentives to executives to maximize long-term growth and profitability of the Company, an arrangement that benefits executives, shareholders, and other stakeholders of the Company. Equity awards also provide a means to attract and retain key employees. The HCCC establishes and recommends to the Independent Directors of the Board the annual equity award for Mr. Michael, which is established based on a review of long-term incentive compensation of CEO positions among the Peer Companies described above, an assessment of his performance and initiatives underway and a comparison of his equity awards compared to awards to other executives. A target range of the value of annual equity awards, expressed as a percentage of base salary based on Peer Company comparisons and executive compensation benchmarking surveys has been established for all other Company executives.

It is the Company’s practice to grant long-term incentive awards during the May Board of Directors Meeting. However, given the uncertainty of the impact of the COVID-19 pandemic and related economic shutdowns on the Company, the HCCC recommended, and the Board approved, deferring consideration of long-term incentive awards until its August 2020 meeting to allow sufficient time for the Company to assess the impact of the COVID-19 pandemic. Only the date of grant was modified due to the COVID-19 pandemic and there were no reductions in the amount of award grants that would have been granted in May.

In 2020, the Company awarded long-term incentives in the form of non-qualified stock option grants to the NEOs in amounts recommended by the HCCC and approved by the Board of Directors (Independent Directors with respect to Mr. Michael’s award). Grant amounts in 2020 were based upon market data, year-to-date company performance, company stock price performance in 2019 and 2020, and executive retention considerations. The HCCC believes that non-qualified stock options provide an effective form of performance-based compensation to align the interests of NEOs and shareholders. In reaching that conclusion, the HCCC considered the following: stock options provide more leverage than equity awards such as restricted stock; are directly aligned with shareholder interests since they provide rewards only with share price appreciation; and, are understood and supported by recipients.

The Company targets long-term incentives at approximately the median of competitive market data. Mr. Michael recommends to the HCCC proposed long-term incentive awards within the target range for each executive officer based on the executive officer’s position and a subjective assessment of the executive officer’s individual performance and anticipated future contributions to the Company. The HCCC considers Mr. Michael’s recommendations and then approves and recommends stock option awards to the Board for approval. Options expire eight years after grant.

Stock options vest over five years at the rate of 20 percent per year, or upon termination of employment due to the death, disability, or qualified retirement of the recipient. Upon termination of employment (other than due to death, disability, or retirement), vested options must be exercised within the earlier of 90 days of termination or expiration of the option award, except that options are forfeited in the event the employment of an option recipient is terminated for cause.

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

The Company’s ESOP offers another performance-based means of retaining and motivating employees, including executive officers, who work 1,000 or more hours per year, by offering ownership in the Company on a long-term basis. The Board may approve an annual contribution to the ESOP based on the profitability of the Company that is used by the ESOP to purchase Common Stock on behalf of participating employees, including executive officers. For 2020, the HCCC recommended, and the Board approved, a discretionary profit-sharing contribution to the ESOP of 6.8 percent of participants’ eligible compensation. In addition, plan forfeitures equal to 0.104 percent of eligible compensation were added to all participants’ accounts.

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401(K) PLAN

The Company sponsors a 401(k) Plan in which all employees, including executive officers, scheduled to work 1,000 or more hours per year, are entitled to participate. All participants receive a “safe harbor” annual contribution by the Company to their 401(k) accounts of three percent of eligible compensation. The Board may also approve discretionary profit-sharing contributions to the 401(k) Plan. For 2020, in addition to the safe harbor three percent annual contribution, the HCCC recommended and the Board approved a discretionary profit-sharing contribution to the 401(k) of 3.8 percent of participants’ eligible compensation and plan forfeitures equal to 0.027 percent of eligible compensation were added to all participants’ accounts.

DEFERRED COMPENSATION PLAN (DEFERRED PLAN)

Under the Company’s Deferred Plan, an executive officer may elect to defer up to 100 percent of total cash compensation after payroll deductions. Upon an election by an executive officer to defer compensation (a “Participant”), the Participant may elect to direct deferred amounts to a notional investment in one or more of several mutual funds, or RLI shares. If deferred amounts are directed to RLI shares, the Company allocates to the Participant RLI stock credits equal to the number of shares that could be purchased with the amount deferred. Additional RLI stock credits are allocated to a Participant’s account equal to shares of RLI stock that could be purchased with dividends paid on RLI stock credited to a Participant’s account. The Company transfers cash equal to the amount deferred to a bank trustee under an irrevocable trust established by the Company, and the trustee purchases a number of shares of common stock of the Company representing an amount equal to the compensation deferred by the Participant. Dividends paid on the shares in such trust are used by the trustee to purchase additional shares of common stock of the Company, which are placed in the trust. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. Deferred Plan benefits are distributable, in the form of Company common stock or cash, consistent with each Participant’s investment election. Participants have the option to choose to receive a scheduled distribution while still employed or to have their account distributed upon termination of employment. In either case, distributions may be paid in a lump sum, or in annual installments ranging from five to 15 years. Messrs. Michael, Bryant, and Ms. Klobnak did not elect to defer any income for 2020 while Messrs. Kliethermes and Diefenthaler did elect to defer income in 2020. Mr. Michael has deferred income under the Deferred Plan in prior years.

KEY EMPLOYEE EXCESS BENEFIT PLAN (KEY PLAN)

The purpose of the Key Plan is to restore benefits lost to certain executive officers under the ESOP and 401(k) Plan due to limitations on benefits contained in the Internal Revenue Code (a “Key Participant”). The Company determines the benefits the Key Participant would have earned in the 401(k) and ESOP but for the limitation in the Internal Revenue Code on the maximum compensation on which those benefits may be calculated, and then transfers such amount to a bank trustee under an irrevocable trust established by the Company. The trustee then purchases a number of shares of RLI stock having a value equal to the amount contributed to the trust. The trust is considered a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Key Plan generally provides that dividends are credited to the Key Participant’s account and reinvested in shares of Common Stock of the Company held in the Rabbi Trust. The shares credited to the Key Participant’s account pursuant to the Key Plan will be paid upon termination of employment in five annual installments. Mr. Michael ceased active participation in the Key Plan in 2005. Dividends on his shares under the Key Plan continue to be credited to his account in the Key Plan. No other employee participates or has participated in the Key Plan, which is now frozen.

STOCK OWNERSHIP/RETENTION GUIDELINE

It is the Company’s belief that key executives should hold significant amounts of Company stock. The value of all shares owned or vested, including: those held outright; those in benefit plans; and the value of in-the-money vested stock options, must equal or exceed a multiple of their annual base salary, as shown below:

Position	$ Value of Shares
CEO	6.0 x Base Salary
COO	4.0 x Base Salary
CFO; Executive VP	3.0 x Base Salary
Senior Vice President	2.0 x Base Salary
Vice President	1.5 x Base Salary

Executives to whom this Guideline applies are encouraged to reach their respective stock ownership level within five years of

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the date on which an individual assumes an executive position covered by this Guideline. Until an executive reaches the required ownership level, all net shares obtained from the exercise of stock options or other long-term incentive awards must be retained and may not be sold. The HCCC reviews the progress of executives, to whom the Guideline applies, toward their stock ownership goal each year. As of December 31, 2020, all continuing NEOs have met their respective stock ownership goals.

The Company prohibits NEOs from using financial instruments to reduce the risk of holding Company stock (hedging), or from using Company shares for margin trading or collateral purpose. Refer to our “Hedging and Pledging Policy” on page 24. for further details.

EXECUTIVE COMPENSATION

2020 SUMMARY COMPENSATION TABLE

The aggregate compensation earned from the Company and its subsidiaries during the last fiscal year is set forth below for the Company’s Chief Executive Officer; Chief Financial Officer; and the other three most highly compensated executive officers, referred to herein collectively as NEOs. None of the NEOs have an employment contract with the Company.

The key elements of compensation presented in the summary compensation table include base salary (column c); payouts under annual incentive programs (column g); and stock option awards (column f). Amounts reflected in column (g) titled “Non-Equity Incentive Plan” for Messrs. Michael, Kliethermes and Ms. Klobnak reflect payouts from each of their respective MVP Program bonus bank accounts of amounts earned in prior years based on financial performance of the Company in those years. The amount reflected for Mr. Bryant is reflective of 2019 and 2020 only since he became a participant in the MVP Program in 2019. As described in detail on pages 43-44, payouts under the long-term component of the MVP Program are reflective of amounts earned in prior years, which are banked and paid out over a period of time of up to 10 years.

							Change In Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and			Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)(1)	($)	($)	($)(2)	($)(3)	Earnings ($)	($)(4)(5)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jonathan E. Michael	2020	775,000	0	0	525,258	3,314,026	–	98,158	4,712,442
President & Chief Executive Officer	2019	775,000	0	0	682,063	3,103,621	–	103,314	4,663,998
	2018	775,000	0	0	629,100	1,739,069	–	69,824	3,212,993

Craig W. Kliethermes	2020	525,000	0	0	527,600	2,235,030	–	48,092	3,335,722
President & Chief Operating Officer of the	2019	490,385	0	0	477,750	2,012,726	–	63,179	3,044,040
Company’s principal insurance subsidiaries	2018	475,000	0	0	412,400	928,914	–	29,550	1,845,864

Todd W. Bryant	2020	330,000	0	0	183,400	816,742		48,092	1,378,234
Vice President, Chief Financial Officer	2019	308,808	0	0	157,800	337,050	–	63,179	866,837

Jennifer L. Klobnak	2020	370,000	0	0	263,800	1,120,446	–	48,092	1,802,338
Sr. Vice President, Operations of the	2019	358,808	0	0	273,000	940,114	–	63,179	1,635,101
principal insurance subsidiaries	2018	334,231	0	0	206,200	256,676	–	25,490	822,597

Aaron P. Diefenthaler	2020	315,000	0	0	164,875	343,516	–	48,092	871,483
Vice President, Chief Investment Officer,
Treasurer
(1)

As previously described, base salaries increases were frozen for all NEOs in 2020. The change in base salary from 2019 to 2020 is due to the Company’s practice to conduct an annual review of base salaries in May of each year and is therefore reflective of a partial year of base pay approved in May 2019 versus a full year in 2020 at the same approved base salary.

(2)

The amounts shown in column (f) reflect the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2021.

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(3)

The amount shown in column (g) for Messrs. Michael, Kliethermes, Bryant (2019 and 2020 only), and Ms. Klobnak reflects the cash awards paid under the MVP Program, which is discussed in further detail on pages 39-40, and includes the annual award payout under the MVP Program and long-term payout reflecting 33 percent of their respective bonus bank balances. The bank balance, in turn, includes amounts credited to their bonus banks for 2020. The amount reflected in column (g) for Mr. Diefenthaler reflects the cash award paid under the MIP, which is discussed in further detail on page 41, and the cash award paid under the UPP, which is discussed in further detail on page 42.

(4)	The amounts shown in column (i) include:
a.	A Company contribution to the ESOP of $19,678 for 2020 for each of the then-serving NEOs.
b.	A Company contribution to the 401(k) Plan of $19,458 for 2020 for each of the then-serving NEOs.
c.

The amounts reflected in this column represent the maximum amount expended on an individual annual executive physical examination for a NEO. The maximum amount is used for all NEOs to ensure that no protected health-related information is disclosed.

d.	The proportionate amounts of travel accident insurance provided for all Company management at the assistant vice president level and above.
e.	Amounts paid by the Company for private security services at Mr. Michael’s personal residence in 2020, which equaled $32,832.
(5)

Messrs. Michael and Kliethermes were authorized by the Board to use the Company’s fractionally-owned aircraft for personal use in 2020, at an hourly rate established from time to time by the Board, with personal hours flown limited such that the net hourly charges to the Company (the variable hourly rate paid by the Company less the hourly rate paid to the Company by Messrs. Michael and Kliethermes) are equal to or less than 6.5 percent of their respective base salaries, a maximum for Mr. Michael of $50,375, and for Mr. Kliethermes of $34,125.  From January 1, 2020 until August 31, 2020, the hourly rate was set at $2,000 per hour. The hourly rate beginning September 1, 2020 was set at $2,100 per hour. Mr. Kliethermes did not use this benefit in 2020 The amounts included in the All Other Compensation column for Mr. Michael reflect the difference between the Company’s hourly variable operating costs, less the hourly rates paid by him, for all personal hours flown as reflected in column (e) in the following table:

		(a)	(b)	(c)	(d = b - c)	(e = a x d)
	Year	Personal hours flown	Company variable operating cost per hour flown	Hourly rate charged for personal hours flown	Aggregate incremental cost to Company per personal hour flown	Total aggregate incremental cost to Company for all personal hours flown in year
Jonathan E. Michael	9/1 - 12/31/2020	14.7	$3,292	$2,100	$1,192	$ 17,522
	1/1 - 8/31/2020	0	$3,462	$2,000	$1,462

(6)

In 1996, when the Company acquired an equity ownership interest in Maui Jim, Inc. (“Maui Jim”), Mr. Michael was elected to the Board of Directors of Maui Jim, a position he continues to hold. Mr. Michael was paid an initial board of director retainer in the form of 20,000 non-qualified options to purchase shares of Maui Jim stock and was paid a director fee of $1,500 for each of the nine Maui Jim board meetings held from December 1996 through February 2002. Mr. Michael elected to be paid his entire Maui Jim director fees in the form of non-qualified options to purchase shares of Maui Jim stock valued pursuant to an annual appraisal, which election was available to members of the Maui Jim board of directors who were not Maui Jim employees. After February 2002, no further director fees were paid to Mr. Michael for his service as a director of Maui Jim. Mr. Michael exercised all of his options to purchase 67,878 Maui Jim shares in 2003. Mr. Michael paid cash for such shares and incurred an income tax liability on the gain at the time of exercise. Mr. Michael did not receive a dividend on his shares of Maui Jim stock in 2020, but received a dividend of $67,878 in 2019 and $50,909 in 2018. The amounts reflected in column (i) do not include dividends paid to Mr. Michael on the Maui Jim stock in 2019 or 2018.

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2020 Grants of Plan-Based Awards

The following table sets forth information about estimated possible payouts under non-equity incentive plan awards, which consist of potential payouts under the long-term component of the MVP Program for Messrs. Michael, Kliethermes, Bryant and Ms. Klobnak and under the MIP and UPP for Mr. Diefenthaler. The table also shows information regarding grants of stock options made to the NEOs under the LTIP.

					All Other	Exercise
					Option Awards:	or Base	Grant Date
					Number of	Price of	Fair Value
		Estimated Possible Payouts Under			Securities	Option	of Stock
		Non-Equity Incentive Plan Awards			Underlying	Awards	and Option
Name	Grant Date	Threshold ($) (1)	Target ($) (2)	Maximum ($) (3)	Options (#) (4)	($/She)	Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jonathan E. Michael	02/03/20				12,500	94.62	181,000
	08/21/20				13,333	93.24	175,862
	11/02/20				13,333	89.28	168,396
		—	3,103,621	7,500,000
Craig W. Kliethermes	08/21/20				40,000	93.24	527,600
		—	2,012,726	7,500,000
Todd W. Bryant	02/03/20				3,750	94.62	54,300
	08/21/20				5,000	93.24	65,950
	11/02/20				5,000	89.28	63,150
		—	535,050	7,500,000
Jennifer L. Klobnak	08/21/20				20,000	93.24	263,800
		—	940,114	7,500,000
Aaron P. Diefenthaler	08/21/20				12,500	93.24	164,875
		—	273,085	7,500,000

(1)

The MVP Program applicable to Messrs. Michael, Kliethermes, Bryant and Ms. Klobnak discussed in further detail on pages 39-40, does not provide for a minimum threshold award level. Mr. Diefenthaler participates in the MIP and the amounts shown in column (c) represent the minimum award under MIP, discussed in further detail on page 41, which is equal to zero if strategic objectives and financial goals are not met, and UPP, discussed in further detail on page 42, which does not provide a minimum threshold award level.

(2)

The MVP Program applicable to Messrs. Michael, Kliethermes, Bryant and Ms. Klobnak does not provide for a target award. The amounts shown in column (d) are their respective 2019 MVP Program payouts for 2019 performance, which are shown as representative amounts for a target MVP Program award for 2020. For Mr. Diefenthaler, the amount in column (d) reflects the amount he received as a payout under both MIP and UPP for 2019, which is representative of a target award for 2020.

(3)

The amounts shown in column (e) for Messrs. Michael, Kliethermes, Bryant, Diefenthaler and Ms. Klobnak reflect the maximum incentive award permitted under the RLI Corp. Annual Incentive Compensation Plan approved by shareholders in 2016 and amended in 2018 and 2020, which governs the MVP Program and Underwriter Profit Program.

(4)

Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20 percent increments. Options expire on the eighth anniversary of the grant date. The 2020 grants were granted pursuant to the 2015 LTIP. The stock option grants vest upon the death or the termination of employment of a stock option recipient due to disability or retirement. Retirement is defined as termination of employment of an employee with combined age and years of service of 75 or greater. Under FASB ASC Topic 718, option awards to recipients who are current employees, but who qualify for retirement upon departure from the Company, are expensed at the time of grant, rather than over the five-year vesting period. Because Messrs. Michael’s and Bryant’s age and years of service exceeded 75, the HCCC decided to grant option awards to Messrs. Michael and Bryant on a quarterly basis to avoid a disproportionate expense in the quarter of grant if the option award was made in a single annual grant. As described further on page 44, long-term incentive award grants were deferred until August 2020, and as such, Messrs. Michael and Bryant option awards were granted based on three installments for 2020.

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OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

The following table sets forth information with respect to the NEOs regarding the outstanding stock option awards as of December 31, 2020.

	Option Awards
		Number of	Number of	Equity Incentive Plan Awards:
		Securities Underlying	Securities Underlying	Number of Securities		Option
		Unexercised Options (#)	Unexercised Options (#)	Underlying Unexercised	Option	Expiration
Name	Grant Date	Exercisable (1)	Unexercisable (1)	Unearned Options (#)	Exercise Price	Date
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Jonathan E. Michael	02/01/16	0	2,000		61.27	02/01/24
	05/05/16	0	1,750		64.09	05/05/24
	08/01/16	0	1,750		68.66	08/01/24
	11/01/16	0	1,750		54.81	11/01/24
	02/01/16	0	3,500		59.77	02/01/25
	05/04/17	0	6,000		56.71	05/04/25
	08/01/17	0	6,000		58.01	08/01/25
	11/01/17	0	6,000		58.73	11/01/25
	02/01/18	6,000	9,000		64.42	02/01/26
	05/03/18	5,500	8,250		63.14	05/03/26
	08/01/18	5,500	8,250		75.59	08/01/26
	11/01/18	5,500	8,250		72.75	11/01/26
	02/01/19	2,750	11,000		66.16	02/01/27
	05/02/19	2,500	10,000		82.66	05/02/27
	08/01/19	2,500	10,000		89.47	08/01/27
	11/01/19	2,500	10,000		96.32	11/01/27
	02/02/20	0	12,500		94.62	02/03/28
	08/21/20	0	13,333		93.24	08/21/28
	11/02/20	0	13,333		89.28	11/02/28
Craig W. Kliethermes	05/05/16	24,000	6,000		64.09	05/05/24
	05/04/17	8,400	16,800		56.71	05/04/25
	05/03/18	16,000	24,000		63.14	05/03/26
	05/02/19	7,000	28,000		82.66	05/02/27
	08/21/20	0	40,000		93.24	08/21/28
Todd W. Bryant	05/05/16	7,200	1,800		64.09	05/05/24
	05/04/17	6,600	4,400		56.71	05/04/25
	05/03/18	3,600	5,400		63.14	05/03/26
	05/02/19	750	3,000		82.66	05/02/27
	08/01/19	750	3,000		89.47	08/01/27
	11/01/19	750	3,000		96.32	11/01/27
	02/03/20	0	3,750		94.62	02/03/28
	08/21/20	0	5,000		93.24	08/21/28
	11/02/20	0	5,000		89.28	11/02/28
Jennifer L. Klobnak	05/07/15	15,000	0		47.61	05/07/23
	05/05/16	8,800	2,200		64.09	05/05/24
	05/04/17	13,200	8,800		56.71	05/04/25
	05/03/18	8,000	12,000		63.14	05/03/26
	05/02/19	4,000	16,000		82.66	05/02/27
	08/21/20	0	20,000		93.24	08/21/28
Aaron P. Diefenthaler	05/07/15	12,000	0		47.61	05/07/23
	05/05/16	7,200	1,800		64.09	05/05/24
	05/04/17	6,600	4,400		56.71	05/04/25
	05/03/18	3,600	5,400		63.14	05/03/26
	05/02/19	1,500	6,000		82.66	05/02/27
	08/21/20	0	12,500		93.24	08/21/28

(1)	Options vest 20 percent per year over five years and expire on the eighth anniversary of the grant date.

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2020 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the NEOs regarding the exercise of options during 2020 Value realized on exercise is the excess of the fair market value of the underlying stock on the exercise date over the exercise price under the option.

	Option Awards
	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)
(a)	(b)	(c)
Jonathan E. Michael	77,250	3,324,778
Craig W. Kliethermes	8,000	429,360
Todd W. Bryant	2,400	128,808
Jennifer L. Klobnak	0	0
Aaron P. Diefenthaler	0	0

2020 NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information on the non-qualified deferred compensation for the NEOs in 2020. The Company does not make contributions to the deferred compensation plan.

	Executive Contributions	Aggregate Earnings	Aggregate Balance
	in Last FY	in Last FY	at Last FYE
Name	($)	($) (1)(2)(3)	($)
(a)	(b)	(c)	(d)
Jonathan E. Michael
Deferred Plan	0	720,984	5,685,227
Key Plan	0	2,223,000	14,523,619
Craig W. Kliethermes	11,155	321,744	2,106,833
Todd W. Bryant	0	0	0
Jennifer L. Klobnak	0	0	0
Aaron P. Diefenthaler	12,420	23,786	152,602
(1)

The amounts shown in column (c) for Mr. Michael reflect the dividends paid on, and change in the value of, Company shares held in his accounts under the Deferred Plan, which is described in further detail on page 46, and the Key Plan, which is described in further detail on page 46. Dividends paid on shares held with respect to the Deferred Plan and Key Plan are also deferred and are used to purchase additional shares held with respect to those plans. Mr. Michael did not participate in the Deferred Plan in 2018, 2019 or 2020, and no contributions were made on his behalf under the Key Plan in 2018, 2019 or 2020. The amounts shown in column (c) were not included in amounts shown in the 2020 Summary Compensation Table for Mr. Michael. Amounts deferred by Mr. Michael in previous years and contributions on his behalf under the Key Plan in previous years were included in the Summary Compensation Table in the year of such deferrals or contributions.

(2)

The amounts shown for Mr. Kliethermes in column (b) reflect the amounts deferred in the current year. These amounts were included in the amounts shown in the 2020 Summary Compensation for Mr. Kliethermes. The amounts shown in column (c) reflect the dividends paid on, and change in the value of, the investments held in his account under the Deferred Plan, which is described in further detail on page 46. Dividends paid on Company shares held in the Deferred Plan are also deferred and are used to purchase additional shares held in the Plan. The amounts shown in column (c) were not included in amounts shown in the 2020 Summary Compensation Table for Mr. Kliethermes. Amounts deferred in previous years were included in the Summary Compensation Table in the year of such deferrals.

(3)

The amounts shown for Mr. Diefenthaler in column (b) reflect the amounts deferred in the current year. These amounts were included in the amounts shown in the 2020 Summary Compensation for Mr. Diefenthaler. The amounts shown in column (c) reflect the dividends paid on, and change in the value of, the investments held in his account under the Deferred Plan, which is described in further detail on page 46. Dividends paid on Company shares held in the Deferred Plan are also deferred and are used to purchase additional shares held in the Plan. The amounts shown in column (c) were not included

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in amounts shown in the 2020 Summary Compensation Table for Mr. Diefenthaler. Amounts deferred in previous years were included in the Summary Compensation Table in the year of such deferrals.
(4)	Mr. Bryant and Ms. Klobnak have not participated in the Deferred Plan in any prior years.

ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

The following table shows potential amounts payable to each NEO had their employment terminated on December 31, 2020 based on the following scenarios: departure other than death, disability, or retirement; departure from death, disability, or retirement; for cause; and change in control.

Post Termination Compensation

	Termination of
Name	Employment Scenarios	MVP/MIP/UPP ($)	LTIP ($)	Total ($)
Jonathan E. Michael (1)(2)	Departure Other Than Death, Disability, or Retirement	N/A	N/A	N/A
	Departure From Death, Disability, or Retirement	8,793,827	4,813,147	13,606,974
	For Cause	0	0	—
	Change in Control	8,793,827	4,813,147	13,606,974
Craig W. Kliethermes (2)	Departure Other Than Death, Disability, or Retirement	0	2,166,526	2,166,526
	Departure From Death, Disability, or Retirement	5,873,774	5,226,238	11,100,012
	For Cause	0	0	—
	Change in Control	5,873,774	5,226,238	11,100,012
Todd W. Bryant (1)	Departure Other Than Death, Disability, or Retirement	N/A	N/A	N/A
	Departure From Death, Disability, or Retirement	1,975,504	1,614,474	3,589,978
	For Cause	0	0	0
	Change in Control	1,975,504	1,614,474	3,589,978
Jennifer L. Klobnak	Departure Other Than Death, Disability, or Retirement	0	2,240,876	2,240,876
	Departure From Death, Disability, or Retirement	2,895,820	3,800,640	6,696,460
	For Cause	0	0	0
	Change in Control	2,895,820	3,800,640	6,696,460
Aaron P. Diefenthaler (2)	Departure Other Than Death, Disability, or Retirement	421,571	1,459,887	1,881,458
	Departure From Death, Disability, or Retirement	421,571	2,293,346	2,714,917
	For Cause	0	0	0
	Change in Control	421,571	2,293,346	2,714,917

(1)

Messrs. Michael and Bryant have met the requisite age and years of service to qualify for retirement upon their departure from the Company, meaning any departure, other than termination for cause, would meet the definition of Retirement.

(2)

Each NEO participating in a Company deferred compensation plan, upon departure for any reason, is entitled to the amounts payable to them under the Plan. For amounts due to each NEO see the table on page 51.

The Company has not entered into any employment or severance agreements or arrangements with any of its executive officers that would compensate the executive officers for or after departing the Company. The following paragraphs describe the circumstances under which the retirement or other termination of employment will result in a payment to a NEO under the Company’s annual and long-term incentive plans.

MVP/MIP/UPP. Under the Company’s MVP Program, an employee must be employed on Bonus Payment Date in order to receive a bonus for that year, unless the employee’s termination of employment was due to death, disability, or Retirement. Under the Company’s MIP and UPP Programs, an employee must be employed on the last calendar day of the year in order to receive a bonus for that year, unless the employee’s termination of employment was due to death, disability, or Retirement. Retirement requires: in order to receive a bonus payout for that year, or from a bonus bank if applicable, (1) the termination of employment of an employee who has reached age and years of service equal to or greater than 75 at the time of departure; or (2) the termination of employment of an employee who satisfies a non-competition covenant or other terms and conditions specified by the Company. Under the UPP Program, an employee may receive award payouts for prior underwriting years until the payout period has expired. In order to receive continued UPP payout, an employee must satisfy the certain conditions for continued UPP payout described in the UPP guidelines. The amounts in the above table show annual incentives payable upon termination of employment in the event of a death, disability, or Retirement assuming all NEOs would have met the definition of Retirement at year-end 2020. Messrs. Michael and Bryant have met the definition based on age and years of service.

Upon the termination of employment of a participant qualifying as Retirement, a positive MVP bonus bank calculated on the last day of the quarter during which the participant’s bonus participation ended will be paid to a participant in a lump sum on the first day of the seventh month after termination if the participant is age 65 or older, and as a quarterly annuity starting after the first

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day of the seventh month after termination, and continuing to age 65 using the interest rate for the five-year Treasury Note in effect at the date of Retirement if the Participant’s age is less than 65. A bonus bank balance will also be calculated at the end of the quarter prior to a participant’s bonus participation ending and the Company may, in its discretion, pay the lower of the calculated bonus banks. All such payments upon a termination of employment qualifying as retirement are subject to ongoing restrictions on: the participant’s employment in the insurance industry; solicitation of Company employees for employment elsewhere; solicitation of business away from the Company; and disclosure of confidential information of the Company.

Long-Term Incentives. Under the terms of our LTIP, stock option grants automatically vest upon the death or disability of an optionee, but will vest upon the Retirement of an optionee only if the underlying stock option agreement so provides. The awards of stock options to the NEOs, and all other stock option recipients at the Company, provide for the immediate vesting of outstanding unvested stock options in the event of a recipient’s termination of employment qualifying as a Retirement. Retirement is defined under the LTIP as the termination of employment of a participant who has combined age and years of service of 75 or greater at the time of departure. Stock options must be exercised within the earlier of one year of the death of an optionee, or three years of the termination of employment due to the disability or Retirement of an optionee, and the original expiration date of the stock option award. In the event of the termination of employment of an optionee for reasons other than death, disability, or Retirement, vested options must be exercised within the earlier of 90 days of the termination of employment or the original expiration of the option award. In 2020, Messrs. Michael and Bryant met the definition of Retirement and, accordingly, upon their termination of employment with the Company, all of their respective unvested stock option grants will immediately vest, expiring on the earlier of the original expiration date or three years after termination.

For Cause. In the event of a termination for cause, all unpaid bonuses, amounts in a bonus bank, and unexercised stock options are forfeited.

Change in Control. In the event of a change in control of the Company, as defined under the 2015 LTIP, the Board must take one of two actions with respect to outstanding stock option awards. Under the first alternative, the Board must make appropriate provisions for the replacement of the outstanding awards by the substitution of equity-based awards of the surviving company with substantially similar terms and conditions, with full vesting for qualifying terminations of employment, such as involuntary termination by the Company or termination by the employee with good reason, in either case, within two years following the fundamental change. Alternatively, the Board must permit the options to be exercised prior to the change in control, or cashed out as part of the change in control. For illustration purposes, the table shown on the previous page assumes the Board of Directors had exercised discretion as described above to cash out outstanding stock options granted by permitting each participant to exercise all outstanding stock options as of December 31, 2020 to realize the in-the-money value of those options.

The 2016 RLI Corp. Annual Incentive Compensation Plan, which governs the MVP, MIP, and UPP bonus programs, includes a change in control provision, with “change in control” defined as in the 2015 LTIP. The Annual Incentive Compensation Plan provides that upon change in control, any amounts credited to a bonus bank and any amounts earned during a full or partial performance period shall not be forfeited, but will be paid out as specified under the applicable bonus program. The amounts shown in the table above show the full bonus bank balance under the MVP Program for Messrs. Michael, Kliethermes, Bryant, and Ms. Klobnak. For Mr. Diefenthaler, the amount shown is the full year bonus under the MIP Program and the full bonus bank balance under the UPP.

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RATIO OF CEO TO MEDIAN EMPLOYEE TOTAL COMPENSATION

Under the Dodd-Frank Act, the SEC requires disclosure of the CEO to median employee ratio of total compensation.

The Company calculated this ratio using the same employee for 2017, 2018, and 2019 since there was no change to the employee population or employee compensation arrangements that would result in a significant change to the pay ratio disclosure. Pursuant to applicable law, the Company determined a calculation of the new median employee was necessary for 2020.

We determined the median employee for purposes of this disclosure by generating a report from our payroll system reflecting either the base salary, or wages and overtime, as appropriate, for the calendar year 2020 for every full-time, part-time, seasonal, and temporary employee (other than Mr. Michael), annualizing that amount for any full-time or part-time employee who had worked for less than a full year.

The median employee is a senior underwriter for the Company and is paid an annual salary, participated in the Company’s Underwriter Incentive Program, and participated in the Company’s retirement plans (401k and Employee Stock Ownership Plan.)  The median employee and Mr. Michael receive the same percentage contributions of their respective base salaries to the retirement plans, except that the salary on which Mr. Michael’s contribution is based was capped in 2020 pursuant to the IRS regulation at $285,000. We calculated the median employee’s total compensation for 2020 in the same manner used to calculate Mr. Michael’s total compensation as reflected in the 2020 Summary Compensation Table on page 47. For the median employee, we included base salary, annual incentive payout, and retirement contributions to the employee’s accounts under the Company’s retirement plans. Amounts reflected in Mr. Michael’s total compensation in the form of long-term incentive awards and limited perquisites did not apply to the median employee.

Ratio of CEO to Median Employee Total Compensation
Median Employee 2020 Total Compensation	$118,390
Jonathan E. Michael 2020 Total Compensation	$4,712,442
Ratio of CEO to Median Employee Compensation	40:1

SAFEGUARDS AGAINST UNNECESSARY OR EXCESSIVE COMPENSATION RISK

Management of the Company, including leaders in legal and human resources, undertook analysis of the Company’s long-standing compensation structure considering the Company’s compensation policies and practices with respect to the NEOs, as well as the other employees of the Company, to determine whether incentives arising from compensation policies or practices relating to any of the Company’s employees would be reasonably likely to have a material adverse effect on the Company. Based on the analysis and discussions, the HCCC and management concluded that the Company’s compensation policies and practices do not create risks reasonably likely to have a material adverse effect on the Company, and again confirmed that the mix of compensation types and time frames tend to align risk-taking with appropriate medium and long-term rewards for the Company.

The following is a discussion of how the Company’s compensation policies and practices for its employees will affect risk management practices and risk-taking incentives. The Company is in the business of insurance and therefore takes on the risk of others in return for appropriate premiums. The Company is therefore particularly sensitive to matching the annual incentives it pays to its employees with the long-term risk and value created by the insurance business it writes. The following discussion is broken into four areas: (1) Senior Management Compensation; (2) Underwriting Compensation; (3) Investment Practices; and (4) Employee and Executive Equity Ownership.

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SENIOR MANAGEMENT COMPENSATION

The Company’s CEO, COO, CFO and Sr. Vice President, Operations participate in the MVP Program, an incentive program described in further detail on pages 39-40. The MVP Program balances risk and opportunity by incorporating a risk-based cost of capital target. The MVP Program contains three features which adjust, for longer-term considerations, the annual measure of shareholder value creation used to determine incentive awards.

The first is a banking feature that deposits the financial component of MVP-based incentive awards (which may be positive or negative) into a “bonus bank,” paying out 33 percent of the bonus bank’s balance annually. A bonus bank balance is at risk based on future performance — future positive MVP will increase the bonus bank and payouts, while negative MVP will decrease the bank and payouts. By exposing the bonus bank balance to future performance, the MVP Program provides an incentive to sustain long-term shareholder value creation.

The second is a Peer Company adjustment factor applicable to the financial component of an MVP Program award that rates the relative performance of the Company to that of its peer group with respect to growth in comprehensive earnings over a five-year period.

The third is Board discretion to reduce awards resulting from excessively risky actions by management, or for other subjective or objective criteria. Additionally, the MVP Program includes a Board approval mechanism, which requires the prior approval of the Independent Directors of the Board of the financial portion of any annual award (positive or negative) contributed to an MVP bonus bank that exceeds 300 percent of a participant’s base salary. This Board approval limit gives the Board the ability to reduce an award if the Board determines that MVP did not correspondingly increase shareholder value.

The HCCC believes that the risk-based cost of capital target, long-term banking feature, Peer Company adjustment factor for five-year growth in book value and Board discretion to reduce incentive awards significantly reduce the likelihood that senior management will take high-risk actions solely to improve short-term financial results to the detriment of long-term performance.

UNDERWRITING COMPENSATION

Underwriters are paid annual incentives under one of two annual incentive programs, the Underwriter Profit Program (“UPP”) or the Underwriting Incentive Plan (“UIP”). Participants in UPP, product group executives with oversight responsibility for respective product group underwriting, earn an annual incentive equal to a percentage of underwriting profit created. All other underwriters at the Company participate in UIP. UIP provides incentives based on specific performance factors such as individual and product group loss ratio, underwriting profit, combined ratio, Gross Premiums Written, and new business generation.

To calculate underwriting profit under UPP, actual and estimated losses are subtracted from premiums to ensure that the annual incentives based on underwriting profit reflect losses that occur over several years. For most products, actual and estimated losses are measured over a four to eight-year period. Over that four to eight-year period, only a partial incentive award is paid each year until all losses develop and a final underwriting profit figure can be determined for the applicable underwriting year. For earthquake insurance, modeled expected losses are used to calculate underwriting profit for incentive purposes since losses are typically experienced over a significantly longer period of time.

The HCCC believes that by subjecting premiums to risk of actual and estimated losses, the Company’s underwriting incentive plans, UPP and UIP, ensure that the income and risk to the Company from underwriting results are closely aligned with the incentives paid to underwriters. In this manner, UPP and UIP are designed to ensure that underwriters are not given an incentive to produce short-term underwriting results without regard to the long-term income and risk consequences of their underwriting.

INVESTMENT PRACTICES

The HCCC believes that the following controls protect the Company against the Company taking excessive and unnecessary risk to maximize short-term investment results:

•	The Company's investment portfolio is managed pursuant to the oversight of the Finance and Investment Committee of the Board;

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•	The Finance and Investment Committee has established an Investment Policy Statement setting forth detailed investment objectives, benchmarks, constraints, and operating policies for the portfolio;
•	All security transactions are confirmed by three Company officers; and
•	All investment actions must comply with state insurance regulatory provisions related to the investments in the portfolio.

EMPLOYEE AND EXECUTIVE EQUITY OWNERSHIP

Finally, the Company has a long-standing employee ownership culture, reflected by its ESOP implemented in 1975. The ownership culture creates strong alignment between the interests of employees and shareholders to foster a long-term shareholder value creation perspective. To further support the employee ownership culture, the HCCC has designed the executive compensation program to provide equity-based long-term incentives and has implemented a stock ownership guideline requiring significant levels of stock ownership for key executives, described in detail at page 46. The HCCC believes that significant stock holdings by employees and executives provide a strong incentive to grow long-term shareholder value and to avoid actions that increase short-term results in a manner that prevents excessive and unnecessary risk to long-term results.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020, regarding Common Stock that may be issued under the Company’s equity compensation plans, including the Director Deferred Plan, the Deferred Plan, the 2010 LTIP, and the 2015 LTIP. As of December 31, 2020, the Company had 45,142,580 shares of Common Stock outstanding. Information is included for both equity compensation plans approved and not approved by the Company’s shareholders.

Number of securities
	Number of securities		remaining available for
	to be issued upon exercise	Weighted-average exercise	future issuance under equity
	of outstanding options,	price of outstanding options	compensation plans (excluding
Plan Category	warrants and rights	warrants and rights	securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans
approved by shareholders (1)	1,679,992	$70.67	1,464,932

Equity compensation plans not
approved by shareholders (5)	—	—

Total	1,679,992	$70.67	1,464,932 (6)

(1)	Consists of the 2010 LTIP and the 2015 LTIP.
(2)

Includes 62,455 options to purchase shares exercisable under the 2010 LTIP, 1,569,879 options to purchase shares exercisable under the 2015 LTIP and 47,658 restricted share units (“RSU”) which will be issued upon vesting in May 2021 through August 2023 under the 2015 LTIP.

(3)	Only applies to outstanding options, as RSU’s do not have exercise prices.
(4)

Shares available for future issuance under the 2015 LTIP. Pursuant to the terms of the 2015 LTIP and for purposes of calculating the number of securities remaining available for future issuance under equity compensation plans, each RSU is a Full Value Award and therefore is counted as 2.5 shares.

(5)	Consists of the Director Deferred Plan and the Deferred Plan.
(6)

No specific number of shares of the Company’s Common Stock are reserved for future issuance under these plans. Under the Company’s Director Deferred Plan and Deferred Plan, executive officers and Directors may elect to defer compensation otherwise payable to them. Under the Director Deferred Plan and Deferred Plan, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares of Common Stock as are equal to the compensation earned and deferred.

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PROPOSAL THREE: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2021, and the Board and the Audit Committee are recommending that shareholders ratify that selection.

2021 will be the second year that Deloitte will serve as the independent registered public accounting firm for the Company. As previously disclosed, on August 21, 2019, Deloitte was engaged as the new independent registered public accounting firm of RLI to perform independent audit services for the Company for the fiscal year ending December 31, 2020. Deloitte’s engagement was approved by the Audit Committee of the Company’s Board of Directors.

The appointment of Deloitte was the result of a competitive request for proposal process undertaken by the Audit Committee, as more fully described in the Audit Committee Report beginning on page 58. The Company’s previous independent registered public accounting firm, KPMG LLP (“KPMG”), had served as the Company’s independent registered public accounting firm from fiscal year ending December 31, 1983 through and including fiscal year ending December 31, 2019 and was dismissed on February 21, 2020, the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Deloitte’s audit report of the Company’s consolidated financial statements for the fiscal year ended December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

KPMG’s audit reports on the Company’s consolidated financial statements for the fiscal year ended December 31, 2019 and December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except as follows:

“KPMG's report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and 2018 contained a separate paragraph stating that “As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for equity investments with the adoption of ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, on January 1, 2018.

During the fiscal years ended December 31, 2019 and December 31, 2018, and through the subsequent interim period ended February 21, 2020 there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference thereto in its reports on the consolidated financial statements of the Company for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the fiscal years ended December 31, 2019, December 31, 2018, and December 31, 2017 and through the subsequent interim period ended February 21, 2020 neither the Company, nor any party on behalf of the Company, consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Deloitte that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Although current law, rules and regulations, as well as the Charter of the Audit Committee, require our independent auditor to be appointed, retained and supervised by the Audit Committee, the Board considers the selection of an independent auditor to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an important opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the appointment of Deloitte is not ratified by shareholders, the Audit Committee will take such action, if any, with respect to the

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appointment of the independent auditor as the Audit Committee deems appropriate, which may include continued retention of such audit firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of Deloitte are expected to be present at the virtual Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

The affirmative vote of the holders of at least a majority of the votes cast is required for adoption of this proposal.

The Board of Directors and the Audit Committee recommend that the shareholders vote “FOR” the proposal to ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the current fiscal year.

AUDIT COMMITTEE REPORT

The following report by the Company’s Audit Committee is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Audit Committee is composed of four Independent Directors and operates under a written charter adopted by the Board of Directors.

The Audit Committee appoints and annually evaluates the performance of the Auditor. The Audit Committee, as a matter of good corporate governance, directed management in 2019 to solicit a request for proposal (“RFP”) from several independent public accounting firms, including KPMG, to serve as the independent registered public accounting firm for the year ending December 31, 2020. At the conclusion of the proposal process, the Audit Committee selected Deloitte as the Company’s independent registered public accounting firm based on the consideration of the criteria in the RFP, including: firm strength, team background/strength, independence, quality of service, audit approach including integration with specialists, and communication, among others.

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of (a) the Company’s corporate accounting and reporting practices, (b) the quality and integrity of the Company’s financial statements, (c) the performance of the Company’s system of internal control over financial reporting, (d) the Company’s compliance with related legal and regulatory requirements over financial reporting, (e) the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Auditor”), KPMG LLP for 2019 and prior, and Deloitte & Touche LLP (“Deloitte”) for 2020, including the selection of and performance of the lead engagement partner and other partners involved in the audit of the Company’s financial statements, and (f) the performance of the Company’s internal audit function. In addition to those primary roles, the Audit Committee also performs other roles and functions as outlined in its charter, including preliminary review of earnings releases and other activities. The Audit Committee also acts as the audit committee for each of the Company’s insurance company subsidiaries. A more detailed description of the Audit Committee’s roles, functions and activities is set forth in the description of Board committees elsewhere in this Proxy Statement and in the Committee’s charter, which is available on the Company’s website under the Investors section at www.rlicorp.com.

The Board of Directors has determined that each of the members of the Audit Committee qualifies as “Independent” within the meaning of the NYSE Listing Standards and the rules of the SEC. The Board of Directors has further determined that each the members are an “audit committee financial expert” within the meaning of the SEC rules.

The Audit Committee oversees the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the Auditor. The Company’s Internal Audit Services department provides objective assurance and consulting services designed to add value and improve the organization’s operational, financial, and compliance controls. The Company’s internal audit function operates under the terms of the RLI Internal Audit Services Charter, which is reviewed by the Audit Committee and approved by the Audit Committee’s chair and the Company’s CEO. To assist with this oversight, the Internal Audit Services department provides an

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annual risk-based audit plan to the Audit Committee and periodic reports are made to the Audit Committee summarizing results of internal audit activities.

The Audit Committee also provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act of 2002, and financial statements of the Company. It is not the duty of the Audit Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles (“GAAP”). The Auditor is responsible for planning and conducting audits of the financial statements and internal controls over financial reporting; and the Company’s management is responsible for preparing the financial statements, designing and assessing the effectiveness of internal control over financial reporting, and determining that the Company’s financial statements, including disclosures, are complete and accurate and in accordance with GAAP and applicable laws and regulations.

The Audit Committee contracts with and sets the fees paid to the Auditor. The fees for Deloitte’s audit services during fiscal year 2020 are set forth on the next page.  No fees were paid to Deloitte during 2019.  During such year, KPMG was the Company’s independent registered public accounting firm.

The Audit Committee obtains and reviews, at least annually, a report by the Auditor describing; the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, and peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the Auditor’s independence) all relationships between the Auditor and the Company. Finally, the Audit Committee also reviews the most recently available Public Company Accounting Oversight Board (“PCAOB”) annual inspection reports of the Auditor, and the Auditor’s responses thereto, including quality improvement initiatives undertaken to address inspection report observations.

Pursuant to the Sarbanes Oxley Act of 2002 and the rules of the PCAOB, the Auditor’s lead engagement partner is required to rotate every five years. The current Deloitte lead engagement partner was in the 1st year of the five-year rotation requirement for the 2020 audit and the 2nd for the 2021 audit.  In addition to the Audit Committee’s evaluation of the Auditor, the Audit Committee also interviews and evaluates the experience of the audit partner and other supporting partners to help ensure they possess the requisite experience and knowledge to conduct and lead the audit team’s integrated audit of the Company’s financial statements and internal control over financial reporting.

For 2020, the Audit Committee reviewed and discussed the audit of the Company’s financial statements and internal control over financial reporting with management and Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received from Deloitte the written disclosures and letter required by the applicable PCAOB requirements regarding Deloitte’s communications with the Audit Committee concerning independence. The Audit Committee also discussed Deloitte’s independence with representatives from Deloitte. Additionally, the Audit Committee promotes Deloitte’s independence by ensuring that the lines of communication are always open and constant between the Auditor and the Audit Committee. The Chair of the Audit Committee was in contact with Deloitte numerous times throughout the year. This includes regularly scheduled in-person or virtual meetings, executive sessions, and periodic discussions in between regularly scheduled meetings. The purpose of this was to allow open and unobstructed access to the Audit Committee should Deloitte need to bring anything to the Audit Committee’s attention.

Based on the review and discussions referred to above, as well as the Audit Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with GAAP, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC.

The foregoing report has been approved by all members of the Audit Committee.

MEMBERS OF THE AUDIT COMMITTEE

Michael E. Angelina (Chair)

Kaj Ahlmann

John T. Baily

Calvin G. Butler, Jr.

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FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for services rendered by Deloitte during fiscal year 2020, the Company’s independent registered public accounting firm, for the past two fiscal years for each of the following categories of services, are set forth below:

	Fiscal Year	Fiscal Year
	2020	2019 (1)
Audit Fees	$1,083,000	$—
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
Tax Compliance	$—	$—
Other Tax Services	$—	$—
All Other Fees	$—	$—
Total Fees	$1,083,000	$—
(1)	No fees were paid to Deloitte during 2019. During such year, KPMG was the Company’s independent registered public accounting firm.

Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and assistance with review of documents filed with the SEC, including attestation as required under Section 404 of the Sarbanes-Oxley Act of 2002.

There were no non-audit services provided by Deloitte in 2020. Any non-audit services must be reviewed and preapproved by the Chair of the Audit Committee. The Chair will report such non-audit services to the Audit Committee no later than the next scheduled Committee meeting.

SHAREHOLDER PROPOSALS

To be included in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act, a shareholder proposal must be received by the Company no later than November 25, 2021, and otherwise comply with all applicable federal securities laws. Proposals should be directed to the attention of the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois 61615.

Pursuant to our Bylaws, in order for a shareholder to nominate a Board candidate at the Company’s annual shareholder meetings, such nomination must be delivered to, or mailed and received at, the Company’s principal executive offices, in writing to the Company not less than 90 days prior, nor more than 120 days prior, to the one-year anniversary of the preceding year’s annual shareholder meeting, and otherwise comply with the information and procedural requirements set forth in our Bylaws.

In the case of any special meeting of shareholders (only if the election of Directors is a matter specified in the notice of meeting), such nomination must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days prior, nor more than 120 days prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such special meeting was first made, and otherwise comply with the information and procedural requirements set forth in our Bylaws.

Proposals and business desired to be brought by shareholders at Company shareholder meetings (other than Director nominations) must be delivered to, or mailed and received at, the Company’s principal executive offices, in writing to the Company not less than 90 days prior, nor more than 120 days prior to the one-year anniversary of the preceding year’s annual shareholder meeting, and otherwise comply with the information and procedural requirements set forth in our Bylaws.

Therefore, in order for a shareholder to nominate a candidate for Director or raise another matter at the 2022 Annual Meeting of Shareholders, the Company must have received proper notice of the nomination or the other matter no earlier than the close of business on January 6, 2022, nor any later than February 4, 2022.

These descriptions are summaries only, and for the complete provisions, shareholders should refer to the Company’s Bylaws.

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OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the virtual Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the virtual Annual Meeting, you are requested to promptly submit your proxy in one of the manners described on page 9.

By Order of the Board of Directors

Jeffrey D. Fick
Sr. Vice President, Chief Legal Officer & Corporate Secretary

Peoria, Illinois

March 25, 2021

INVESTOR INFORMATION

ANNUAL SHAREHOLDERS MEETING

The 2021 Annual Meeting of Shareholders will be held at 2:00 p.m., CDT, on May 6, 2021, via live webcast at www.virtualshareholdermeeting.com/rli2021. Please note that there is no in-person meeting for you to attend.

INTERNET VOTING

As a convenience, you may submit your proxies via the Internet at http://www.proxyvote.com. Instructions are in your E-Proxy Notice or in the proxy card that you receive. Registered shareholders may sign up to access the Company’s Annual Report to Shareholders and Proxy Statement over the Internet in the future by following the instructions provided when submitting your proxy by telephone or over the Internet or provided in the E-Proxy Notice. Beneficial owners may contact the brokers, banks or other holders of record of their stock to find out whether electronic delivery is available.

SHAREHOLDER INQUIRIES

Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information or address corrections should contact the Company’s transfer agent and registrar:

First Class/Registered/Certified Mail:	Courier Services:
Computershare Investor Services PO BOX 505000 Louisville, KY 40233-5000	Computershare Investor Services 462 South 4th Street Suite 1600 Louisville, KY 40202

Shareholder Services Number(s):  1-800-736-3001
Investor Centre™ portal:  www.computershare.com/investor

REQUESTS FOR ADDITIONAL INFORMATION

Electronic versions of the following documents are available on our website: 2020 Annual Report to Shareholders, which contains our 2020 Annual Report on Form 10-K Annual Report, and 2021 Proxy Statement. Printed copies of these documents are

RLI Corp. 2021 Proxy Statement    |    61

available without charge to any shareholder. To request printed copies, please contact our Assistant Corporate Secretary, Christina Dean, at 309-689-3836, at christina.dean@rlicorp.com or at 9025 N. Lindbergh Drive, Peoria, Illinois 61615.

MULTIPLE SHAREHOLDERS HAVING THE SAME ADDRESS

If you and other residents at your mailing address own shares of common stock “in street name,” your broker or bank may have sent you a notice that your household will receive only one copy of this Proxy Statement, 2020 Annual Report to Shareholders and/or E-Proxy Notice. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you reside at the same address as another shareholder of the Company and wish to receive a separate copy of the applicable materials, you may do so by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. This revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement, 2020 Annual Report to Shareholders and/or E-Proxy Notice, or if you wish to receive individual copies of this Proxy Statement, 2020 Annual Report to Shareholders and/or E-Proxy Notice, we will send a copy to you promptly upon your written or oral request. Please contact our Assistant Corporate Secretary at the telephone number or address provided above. Shareholders who share the same address and currently receive multiple copies of the Proxy Statement, 2020 Annual Report to Shareholders and/or E-Proxy Notice who wish to receive only one copy in the future may contact their bank, broker or other holder of record, or our Assistant Corporate Secretary, Christina Dean, at the telephone number or address provided above.

CONTACTING RLI

For investor relations requests, please contact Aaron Diefenthaler, Vice President, Chief Investment Officer and Treasurer at 309-693-5846 or at aaron.diefenthaler@rlicorp.com.

RLI ON THE WEB

Our corporate website is www.rlicorp.com. Information on the website is not incorporated by reference into this Proxy Statement.

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© 2021 RLI CORP. RLI © DIFFERENT WORKS 9025 N. LINDBERGH DRIVE PEORIA, IL 61615-1431 P: 309.692.1000 | RLICOR P.COM

RLI© DIFFERENT WORKS RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 VOTE BY INTERNET - www.proxyvote.com  Before The Meeting - Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/rli2021  You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 D34651-P51872 TO VOTE,MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For All Withhold
All For All  Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. RLI CORP. The Board of Directors recommends you vote FOR the following: ! ! ! 1.Election of Directors Nominees: 01)Kaj Ahlmann 02)Michael E. Angelina 03)John T. Baily 04)Calvin G. Butler, Jr. 05)David B. Duclos 06)Susan S. Fleming 07)Jordan W. Graham 08) Craig W. Kliethermes 09)Jonathan E. Michael 10) Robert P. Restrepo, Jr. 11)Debbie S. Roberts 12)Michael J. Stone For Abstain Against The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! 2.Advisory vote to approve executive compensation (the "Say-on-Pay" vote). ! ! ! 3.Ratify the selection of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Proxies the ability to vote in their discretion upon other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report & Notice and Proxy Statement are available at www.proxyvote.com. D34652-P51872   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RLI CORP. The undersigned hereby appoints Michael E. Angelina and Jordan W. Graham, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either one of them, to represent and to vote, as indicated on the other side of this form or as indicated by phone or Internet, the shares of Common Stock of RLI Corp. held of record by the undersigned on March 8, 2021 at the RLI Corp. Annual Meeting of Shareholders to be held on May 6, 2021 or any adjournments thereof. If no vote is provided, the Proxies shall vote (a) for each of the director nominees listed on the reverse side of this form, and (b) for Proposals 2 and 3, and in their discretion, upon such other business as may properly come before the meeting. (Continued and to be signed and dated on the reverse side.)

RLI© DIFFERENT WORKS RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 VOTE BY INTERNET - www.proxyvote.com  Before The Meeting - Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time,
May 3, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/rli2021  You may attend the meeting via the Internet. However, you will not be able to vote ESOP shares during the virtual meeting. Please vote ESOP shares by Internet, phone or mail no later than 11:59 P.M. Eastern Time, May 3, 2021.  VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time, May 3, 2021. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 D34653-P51872 For All  Withhold All For All  Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. RLI CORP. The Board of Directors recommends you vote FOR the following: ! ! ! 1.Election of Directors Nominees: 01)Kaj Ahlmann 02)Michael E. Angelina 03)John T. Baily 04)Calvin G. Butler, Jr. 05)David B. Duclos 06)Susan S. Fleming 07)Jordan W. Graham  08) Craig W. Kliethermes 09)Jonathan E. Michael  10) Robert P. Restrepo, Jr. 11)Debbie S. Roberts 12)Michael J. Stone For  Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! 2.Advisory vote to approve executive compensation (the "Say-on-Pay" vote). ! ! ! 3.Ratify the selection of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Trustee the ability to vote in its discretion upon other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign.  Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & Notice and Proxy Statement are available at www.proxyvote.com. D34654-P51872 Confidential Voting Instructions THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEE OF THE RLI CORP. EMPLOYEE STOCK OWNERSHIP PLAN By signing on the reverse side or by voting by phone or Internet, you direct the Trustee of the RLI Corp. Employee Stock Ownership Plan (ESOP) to vote (in person or by proxy), as provided, the number of shares of RLI Corp. Common Stock credited to this account as of March 8, 2021 under the RLI Corp. ESOP, at the RLI Corp. Annual Meeting of Shareholders to be held on May 6, 2021 or any adjournments thereof. If no vote is provided, the Trustee shall vote (a) for each of the director nominees listed and (b) for Proposals 2 and 3, all on a pro rata basis with all shares of Common Stock held in the RLI Corp. ESOP (based upon the vote of all other participants who provide voting instructions), and, in its discretion, upon such other business as may properly come before the meeting. These confidential voting instructions will be seen only by our tabulator, Broadridge Financial Solutions. (Continued and to be signed and dated on the reverse side.)